UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2013

TO THE STOCKHOLDERS OF FARMER BROS. CO.:
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502, on Thursday, December 5, 2013, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.
To elect three Class I directors to the Board of Directors of the Company for a three-year term of office expiring at the 2016 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation;

4.
To approve the proposed Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, which amends and restates the existing Farmer Bros. Co. 2007 Omnibus Plan to, among other things, increase the authorized number of shares issuable under the plan to 1,375,000 shares (an increase of 250,000 shares); and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The Board of Directors has fixed the close of business on October 17, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.
By Order of the Board of Directors
TERI L. WITTEMAN
Secretary
Torrance, California
October 28, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2013
This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Company’s
2013 Annual Report on Form 10-K and form proxy card are available at: http://proxy.farmerbros.com.
PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER NOMINEE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company,” “we,” “our” or “Farmer Bros.”), for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 5, 2013, at 10:00 a.m., Pacific Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders (which is not part of the Company’s soliciting materials) on or about November 5, 2013 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502. If you plan to attend the Annual Meeting in person, you can obtain directions to the Company’s principal executive offices at http://proxy.farmerbros.com.
Solicitation of Proxies
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Farmer Bros. common stock (“Common Stock”) in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 for the ten days prior to the Annual Meeting and also at the Annual Meeting.
What Am I Voting On?
You will be entitled to vote on the following proposals at the Annual Meeting:

•
The election of three Class I directors to serve on our Board for a three-year term of office expiring at the 2016 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	The ratification of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2014;

•	An advisory (non-binding) vote to approve our executive compensation;

•
The approval of the proposed Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “Amended Equity Plan”), which amends and restates the existing Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”) to, among other things, increase the authorized number of shares issuable under the plan to 1,375,000 shares (an increase of 250,000 shares); and

•	Any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Who Can Vote?
The Board has set October 17, 2013 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on October 17, 2013. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Shares Outstanding and Quorum
At the close of business on October 17, 2013, 16,454,212 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding.
A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, which quorum is required to hold the Annual Meeting and conduct business thereat. Your shares are counted as present at the Annual Meeting if: (i) you are present in person at the Annual Meeting; or (ii) your shares are represented by a properly submitted proxy card. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on such matters. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock represented and entitled to vote thereat.
Voting of Shares
Stockholders of record as of the close of business on October 17, 2013 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. If you hold your shares of Common Stock as a record holder, you may also vote by completing, dating and signing the enclosed proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided to you. If you hold your shares of Common Stock in street name, you will receive a notice from your bank, broker or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”) should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”). If you are a record holder and plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. If your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank or other nominee). All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
Voting Instructions by ESOP Participants
The ESOP owns approximately 16.0% of the outstanding Common Stock. Each ESOP participant has the right to direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. The ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item.
Counting of Votes
Tabulation; Broker Non-Votes. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.” A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of EY as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation, or the approval of the Amended Equity Plan.
Election of Directors. Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Ratification of Accountants. The ratification of EY as our independent registered public accounting firm for the fiscal year ending June 30, 2014 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.
Advisory Vote on Executive Compensation. The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan. The approval of the Amended Equity Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or notice from your bank, broker or other nominee, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.
Proxy Card and Revocation of Proxy
You may vote by completing and mailing the enclosed proxy card. As a stockholder of record, if you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•
FOR the election of the three nominees named herein to serve on our Board as Class I directors for a three-year term of office expiring at the 2016 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	FOR the ratification of EY as our independent registered public accounting firm for the fiscal year ending June 30, 2014;

•	FOR the advisory vote to approve our executive compensation; and

•	FOR the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan.
In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change their vote prior to the Annual Meeting by sending to the Company’s Secretary at the Company’s principal executive offices at 20333 South Normandie Avenue, Torrance, California 90502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee). ESOP participants must contact the ESOP Trustee directly to revoke any prior voting instructions.
Voting Results
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Interest of Certain Persons in Matters to be Acted Upon
No director, nominee for election as a director, or executive officer of the Company has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than (i) Proposal No. 1, Election of Directors, and (ii) Proposal No. 4, Approval of the Proposed Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan. No director has informed the Company in writing that he or she intends to oppose any proposal to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
General
Under the Company’s Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class I consists of three directors whose term of office expires at the Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2016 Annual Meeting of Stockholders. Class II consists of two directors, continuing in office until the 2014 Annual Meeting of Stockholders. Class III consists of two directors, continuing in office until the 2015 Annual Meeting of Stockholders.
The authorized number of directors is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of directors is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.
Based on the recommendation of the Nominating Committee, the Board has nominated Michael H. Keown, Charles F. Marcy and Christopher P. Mottern for election to the Board as Class I directors. If elected at the Annual Meeting, each would serve until the 2016 Annual Meeting of Stockholders and until his successor is elected and duly qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Mr. Keown is a current director and the Company’s President and Chief Executive Officer. Messrs. Marcy and Mottern were brought to the attention of the Nominating Committee as potential director nominees by Leadership Capital Partners, LLC, whom the Nominating Committee retained in 2013 to assist with identifying potential director nominees. The functions performed by Leadership Capital Partners, LLC included identifying qualified candidates, conducting interviews and background checks, and presenting qualified candidates to the Nominating Committee for consideration. Messrs. Marcy and Mottern have been nominated for election to the seats currently held by Martin A. Lynch and James J. McGarry. Messrs. Lynch and McGarry will serve out the remainder of their terms as Class I directors through the Annual Meeting.
All of the present directors, other than Michael H. Keown, the Company’s President and Chief Executive Officer, were elected to their current terms by the stockholders. Pursuant to the terms of his employment agreement with the Company, Mr. Keown was appointed by the Board as a Class I director on March 28, 2012 to fill the vacancy on the Board occasioned by the resignation therefrom by Jeffrey A. Wahba, the Company’s former Treasurer, Chief Financial Officer and Interim Co-Chief Executive Officer.
There are no family relationships among any directors, nominees for director or executive officers of the Company. Except as disclosed below, none of the continuing directors or nominees is a director of any other publicly-held company.
Vote Required
Each share of Common Stock is entitled to one vote for each of the three director nominees and will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them FOR the election of the three nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.
Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum.

However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Nominees for Election as Directors
Set forth below is biographical information for each nominee for election as a Class I director at the Annual Meeting, including a summary of the specific qualifications, attributes, skills and experience which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating Committee
Michael H. Keown	51	2012
Charles F. Marcy	63	—
Christopher P. Mottern	69	—

Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. Mr. Keown received his undergraduate degree in Economics from Northwestern University. We believe Mr. Keown’s qualifications to sit on our Board include his in-depth knowledge of food manufacturing, food processing and the foodservice business, and his ability to provide a critical link between management and the Board of Directors thereby enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.
Charles F. Marcy has served as Interim CEO of Turtle Mountain, LLC, a privately held natural foods company, and the maker of the So Delicious brand of dairy free products since May 2013. Prior to this, he was a principal with Marcy & Partners, Inc., providing strategic planning and acquisition consulting to companies with a consumer focus. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings, a holding company for branded "better-for-you" foods and the maker of YoCrunch Yogurt and Van's Frozen Waffles from 2005 through April 2010. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on Nasdaq with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2005. Mr. Marcy also previously served as President and Chief Executive Officer and a member of the Board of Directors of the Sealright Corporation, a manufacturer of dairy packaging and packaging systems, from 1995 to 1998. From 1993 to 1995, Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and General Foods. Mr. Marcy has served on the Board of Directors of B&G, Foods, Inc. (“B&G”), a manufacturer and distributor of shelf-stable food and household products across the United States, Canada and Puerto Rico and a publicly traded company listed on the New York Stock Exchange, since 2010. Mr. Marcy currently serves on the Compensation Committee and Nominating and Governance Committee of the Board of Directors of B&G. In addition, Mr. Marcy currently serves on the Board of Trustees of Washington and Jefferson College, where he serves as Chairman of the Finance Committee. Mr. Marcy received his undergraduate degree in Mathematics and Economics from Washington and Jefferson College, and his MBA from Harvard Business School. We believe Mr. Marcy’s qualifications to sit on our Board include his senior management and leadership experience in the food industry, as well as his corporate governance and public company board and executive compensation experience.
Christopher P. Mottern served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from 1997 to 2002 and a director of Peet's Coffee & Tea, Inc., from 1997 through 2004. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines, now part of Diageo plc, a multinational alcoholic beverage company. From 1986 through 1991, he served as President and Chief

Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. He has served as a director, including lead director, and member of the finance committee, of a number of private companies. Mr. Mottern received his undergraduate degree in Accounting from the University of Connecticut. Mr. Mottern is a Certified Public Accountant. We believe Mr. Mottern’s qualifications to sit on our Board include his senior management and leadership experience in the coffee industry, as well as the requisite financial and accounting experience to serve on the Audit Committee, including as an audit committee financial expert under applicable SEC rules.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.
Directors Continuing in Office
Set forth below is biographical information for each director continuing in office and a summary of the specific qualifications, attributes, skills and experience which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Class	Term Expires	Audit Committee	Compensation Committee	Nominating Committee
Hamideh Assadi	68	2011	II	2014	X	X	X
Guenter W. Berger	76	1980	II	2014			X
Randy E. Clark	61	2012	III	2015	X	X	X
Jeanne Farmer Grossman	63	2009	III	2015		Chair	X

Hamideh Assadi is an independent tax consultant. She was an Associate with Chiurazzi & Associates, Seal Beach, California, from March 2007 to March 2012, where she provided tax and business consulting services for multi-state and multi-national businesses in the retail, distribution, manufacturing, real estate and service sectors. Ms. Assadi retired from the Company in January 2007 after more than 23 years of service. Prior to retirement, Ms. Assadi served in a number of roles at the Company. She served as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi received her B.S. in Business Administration with an emphasis in Accounting from the College of Business in Tehran, Iran, and a Master’s degree in International Law and International Organizations from the School of Law at the University of Tehran, Iran. She also received a Certificate for Professionals in Taxation from the University of California, Los Angeles, and a Certificate of Enrollment to practice before the Internal Revenue Service. We believe Ms. Assadi’s qualifications to sit on our Board include her deep knowledge of, and extensive experience as a former employee of, the Company, and her credentials and extensive experience in the fields of taxation and accounting.
Guenter W. Berger currently serves as Chairman of the Board. He retired in December 2007 as Chief Executive Officer of the Company after more than 47 years of service in various capacities. Mr. Berger served as Chief Executive Officer of the Company from 2005 to 2007, President from August 2005 through July 2006, and Interim President and Chief Executive Officer from January 2005 to August 2005. For more than 25 years, from 1980 to 2005, Mr. Berger served as Vice President of Torrance inventory, production, coffee roasting and distribution operations. We believe Mr. Berger’s qualifications to sit on our Board include his longstanding tenure with the Company resulting in a deep understanding of our operations and extensive knowledge of the foodservice industry and the production and distribution processes related to coffee, tea and culinary products.
Randy E. Clark is a retired foodservice executive. He served as President and Chief Executive Officer of Border Foods, Inc., one of the largest producers of green chile in the world and one of the largest producers of jalapenos in the United States, from 2008 to 2011. Mr. Clark’s earlier experience includes serving as Chief Executive Officer of Fruit Patch, Inc., one of the largest distributors of stone fruits in the United States; President and Chief Executive Officer of Mike Yurosek & Son, LLC, a produce grower and processor; and Vice President, Sales and Marketing with William Bolthouse Farms, a produce grower and processor. Mr. Clark was a Professor of Accounting and Marketing at the Masters College in Santa Clarita, California, from 1999 to 2003. Mr. Clark received his undergraduate degree from Cedarville College, an M.S. in Accounting from Kent State University, and a Doctorate in Organizational Leadership from Pepperdine University. Mr. Clark is a Certified Public Accountant. We believe Mr. Clark’s qualifications to sit on our Board include his extensive background and experience in the foodservice business, and his accounting and financial expertise.

Jeanne Farmer Grossman is a retired teacher and a homemaker. She is the sister of Carol Farmer Waite, a former director, and the late Roy E. Farmer, who served as Chairman of the Board from 2004 to 2005, Chief Executive Officer from 2003 to 2005, and President from 1993 to 2005, and the daughter of the late Roy F. Farmer, who served as Chairman of the Board from 1951 to 2004 and Chief Executive Officer from 1951 to 2003. Ms. Grossman received her undergraduate degree and teaching credentials from the University of California at Los Angeles. We believe Ms. Grossman’s qualifications to sit on our Board include her extensive knowledge of the Company’s culture and sensitivity for Company core values, extensive training in program creation and development, curriculum development, the development and evaluation of measurable objective protocol and individual/group task evaluation, as well as committee work in various areas including fundraising, staffing and outreach.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board of Directors has directed that management submit the selection of Ernst & Young LLP ("EY") as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2014 for ratification by the stockholders at the Annual Meeting. EY served as the Company’s independent registered public accountants in fiscal 2013. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of EY as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise. However, the Board is submitting the ratification of EY to stockholders because the Company believes it is a matter of good corporate governance practice. If the Company’s stockholders fail to ratify EY, the Audit Committee will consider whether or not to retain EY but still may retain them. Even if EY is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify EY.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2013, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock as of such date, except as noted in the footnotes below:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Farmer Group	6,073,118 shares (4)	36.9%
Farmer Bros. Co. Employee Stock Ownership Plan	2,623,416 shares(5)	16%
 __________

(1)	The address for the Farmer Group and the ESOP is c/o Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares.

(3)
The “Percent of Class” reported in this column has been calculated based upon the number of shares of Common Stock outstanding as of October 17, 2013 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(4)
Total beneficial ownership as reflected in a Form 4 filed with the SEC on December 28, 2012 by Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman. Pursuant to a Schedule 13D/A filed with the SEC on September 21, 2006, for purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman comprise a group (the “Farmer Group”). The Farmer Group is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Each member of the Farmer Group is the beneficial owner of the following shares (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class	Shares Disclaimed	Sole Voting and Investment Power	Shared Voting and Investment Power
Carol Farmer Waite	3,797,315	23.1%	106,996	1,355,252	2,549,059
Richard F. Farmer	3,652,837	22.2%	178,675	1,276,363	2,555,149
Jeanne Farmer Grossman	892,444	5.4%	6,030	880,324	18,150

(5)
Pursuant to a Schedule 13G/A filed with the SEC on February 8, 2013. Includes 1,885,061 allocated shares and 738,355 shares as yet unallocated to plan participants as of December 31, 2012. The ESOP Trustee votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, the ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item. The present members of the Administrative Committee of the Farmer Bros. Co. Qualified Employee Retirement Plans (the “Management Administrative Committee”), which administers the ESOP, are Michael H. Keown, Mark J. Nelson, Hortensia R. Gómez, Thomas J. Mattei, Jr. and Patrick Quiggle. Each member of the Management Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 17, 2013, by: (i) each current director and nominee; (ii) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during fiscal 2013, all individuals serving as the Company’s principal financial officer or acting in a similar capacity during fiscal 2013, and the Company’s three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers at the end of fiscal 2013 (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Non-Employee Directors and Nominees:
Hamideh Assadi	8,004	(3)	*
Guenter W. Berger	29,780	(4)	*
Randy E. Clark	3,949	(5)	*
Jeanne Farmer Grossman	892,444	(6)	5.4%
Martin A. Lynch	17,096	(7)	*
Charles F. Marcy (Nominee)	—		—
James J. McGarry	12,139	(8)	*
Christopher P. Mottern (Nominee)	—		—
Named Executive Officers:
Michael H. Keown	106,230	(9)	*
Mark J. Nelson	5,947		*
Jeffrey A. Wahba	—		—
Mark A. Harding	99,145	(10)	*
Thomas W. Mortensen	46,725	(11)	*
Hortensia R. Gómez	25,842	(12)	*
All directors and executive officers as a group (13 individuals)(13)	6,427,975		39.1%
__________
*    Less than 1%

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table is based on the Company’s records and information provided by directors, nominees, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, nominees and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)
Includes (i) shares of restricted stock which have not yet vested as of October 17, 2013, awarded under the Omnibus Plan over which the individuals shown have voting power but no investment power; and (ii) shares which the individuals shown have the right to acquire upon the exercise of vested options as of October 17, 2013 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Vested Options (#)	Right to Acquire Under Vested Options Within 60 Days (#)	Restricted Stock (#)
Non-Employee Directors and Nominees:
Hamideh Assadi	—	—	6,183
Guenter W. Berger	—	—	6,923
Randy E. Clark	—	—	2,540
Jeanne Farmer Grossman	—	—	6,923
Martin A. Lynch(a)	—	—	7,669
Charles F. Marcy (Nominee)	—	—	—
James J. McGarry(a)	—	—	6,923
Christopher P. Mottern (Nominee)	—	—	—
Named Executive Officers:
Michael H. Keown	23,333	23,333	34,401
Mark J. Nelson	—	—	5,947
Jeffrey A. Wahba(b)	—	—	—
Mark A. Harding	67,675	11,638	11,527
Thomas W. Mortensen	18,735	5,570	13,162
Hortensia R. Gómez	12,936	3,695	3,935
 __________

(a)
Includes 3,516 shares of restricted stock which are expected to be forfeited by each of Messrs. McGarry and Lynch upon their ceasing to serve on the Board of Directors beyond the Annual Meeting and 2,667 shares of restricted stock the vesting of which the Board intends to accelerate to the date of the Annual Meeting.

(b)
Excludes 7,500 shares of restricted stock, 14,000 shares subject to unvested stock options and 1,444 unvested ESOP shares which were forfeited upon Mr. Wahba’s resignation of employment with the Company effective February 28, 2013, and 28,000 shares subject to vested stock options which were not exercised within the terms of the award and cancelled.

(3)	Includes 1,821 shares owned outright.

(4)
Includes 8,173 shares owned outright, 8,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 6,624 shares previously allocated to Mr. Berger under the ESOP which have been distributed to Mr. Berger and are now owned outright.

(5)	Includes 1,409 shares owned outright.

(6)
Includes shares held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Grossman is the beneficial owner of: (i) 9,550 shares of Common Stock as a successor trustee of a trust for the benefit of her daughter over which she has sole voting and dispositive power; (ii) 858,378 shares of Common Stock as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 12,120 shares of Common Stock as successor co-trustee of various trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Richard F. Farmer; (iv) 5,473 shares owned outright; and (v) 6,923 shares of restricted stock. Ms. Grossman disclaims beneficial ownership of 6,030 shares held in a trust for the benefit of her nephew. Total beneficial ownership of the Farmer Group, which includes Ms. Grossman, is 6,073,118 shares, as shown in the table above under the heading “Security Ownership of Certain Beneficial Owners.”

(7)	Includes 8,173 shares owned outright and 2,000 shares held in a revocable living trust with voting and investment power shared by Mr. Lynch and his wife.

(8)	Includes 5,216 shares owned outright.

(9)	Includes 24,625 shares owned outright and 538 shares beneficially owned by Mr. Keown through the ESOP, rounded to the nearest whole share.

(10)	Includes 5,351 shares owned outright and 2,954 shares beneficially owned by Mr. Harding through the ESOP, rounded to the nearest whole share.

(11)	Includes 1,773 shares owned outright and 7,485 shares beneficially owned by Mr. Mortensen through the ESOP, rounded to the nearest whole share.

(12)
Includes 129 shares held in a trust over which Ms. Gómez has sole voting and investment power, 1,132 shares owned outright and 4,015 shares beneficially owned by Ms. Gómez through the ESOP, rounded to the nearest whole share.

(13)	Includes 6,073,118 shares of Common Stock beneficially owned by the Farmer Group, including the 892,444 shares beneficially owned by Ms. Grossman.

CORPORATE GOVERNANCE
Director Independence
At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that stockholder interests are best served by having a number of objective, independent representatives on the Board. For this purpose, a director or nominee will be considered to be “independent” only if the Board affirmatively determines that the director or nominee has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making its independence determinations, the Board reviewed transactions, relationships and arrangements between each director and nominee, or any member of his or her immediate family, and us or our subsidiaries based on information provided by the director or nominee, our records and publicly available information. The Board made the following independence determinations (the transactions, relationships and arrangements reviewed by the Board in making such determinations are set forth in the footnotes below):

Director or Nominee	Status
Hamideh Assadi	Independent(1)
Guenter W. Berger	Independent(2)
Randy E. Clark	Independent
Jeanne Farmer Grossman	Independent(3)
Michael H. Keown	Not Independent(4)
Martin A. Lynch	Independent
Charles F. Marcy (Nominee)	Independent(5)
James J. McGarry	Independent(6)
John H. Merrell	Independent(7)
Christopher P. Mottern (Nominee)	Independent
__________

(1)
Ms. Assadi was an employee of Farmer Bros. from 1983 to 2006, including serving as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and Production and Inventory Control from 1983 to 1985. Ms. Assadi is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(2)
Mr. Berger is the Chairman of the Board and former Chief Executive Officer of the Company. Mr. Berger is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(3)
Ms. Grossman is the sister of Carol Farmer Waite, a former director, and the sister of the late Roy E. Farmer and daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago. The Farmer Group beneficially owns approximately 36.9% of the outstanding Common Stock.

(4)	Mr. Keown is the Company’s President and Chief Executive Officer. He has served as a Class I director since March 28, 2012.

(5)	Mr. Marcy served on the board of directors of Community Food Share, a nonprofit corporation, with Mr. Keown for a period ending in 2008.

(6)
Mr. McGarry is a partner in the law firm of McGarry & Laufenberg. During the last three fiscal years, McGarry & Laufenberg billed legal fees and costs to the Company and/or Liberty Mutual Insurance Company, one of the Company’s insurance carriers, in connection with various matters relating to the Company. The foregoing amounts did not exceed the greater of five percent (5%) of McGarry & Laufenberg’s gross revenues or $200,000 during the applicable fiscal year.

(7)	Mr. Merrell stepped down as a Class III director at the end of his term on December 6, 2012.

Board Meetings and Attendance
The Board held eight meetings during fiscal 2013, including four regularly scheduled and four special meetings. During fiscal 2013, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). The independent directors generally meet in executive session following each regularly scheduled Board meeting. Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at the Company’s annual meeting of stockholders. All directors who were then serving were present at the 2012 Annual Meeting of Stockholders held on December 6, 2012 with the exception of John H. Merrell, who stepped down as a director at the 2012 Annual Meeting at the end of his term.
Charters; Code of Conduct and Ethics
The Board maintains charters for the Audit Committee, Compensation Committee and Nominating Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors. Current committee charters and the Code of Conduct and Ethics are available on the Company’s website at www.farmerbros.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Board Committees
The Board maintains the following committees to assist it in discharging its oversight responsibilities:
Audit Committee
The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s principal purposes are to oversee on behalf of the Board the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Audit Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor; (iv) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters; (v) the Company’s system of disclosure controls and procedures and internal control over financial reporting that management has established; and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management. Responsibilities of the Audit Committee in fiscal 2013 also included acting as a search committee to identify qualified candidates to serve as the Company’s Chief Financial Officer. The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Audit Committee.
During fiscal 2013, the Audit Committee met ten times. Martin A. Lynch serves as Chairman, and Hamideh Assadi and Randy E. Clark currently serve as members of the Audit Committee. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the Nasdaq listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is Martin A. Lynch, the Audit Committee Chairman. Mr. Lynch intends to serve as a member and Chairman of the Audit Committee through the end of his term as a director at the Annual Meeting.

Compensation Committee
Overview
The Compensation Committee is a standing committee of the Board. The Compensation Committee’s principal purposes are to discharge the Board’s responsibilities related to compensation of the Company’s executive officers and administer the Company’s incentive and equity compensation plans. The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.

During fiscal 2013, the Compensation Committee met eleven times. Jeanne Farmer Grossman serves as Chair, and Hamideh Assadi and Randy E. Clark currently serve as members of the Compensation Committee. The Board has determined that all Compensation Committee members are independent under the Nasdaq listing standards.
Executive Compensation
The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•
In making determinations regarding executive officer compensation, the Compensation Committee considers competitive market data among several other factors such as Company performance and financial condition, individual executive performance, tenure, the importance of the role at the Company and pay levels among the Company’s executives, as well as input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting directly to him. The Compensation Committee has typically followed these recommendations. In the case of the Chief Executive Officer’s compensation, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from the other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination.

•
Cash compensation for our executive officers is determined by the Compensation Committee annually, generally in the first quarter of the fiscal year, with any adjustments to base compensation to be effective as of the date determined by the Compensation Committee. Additional adjustments to cash compensation may be made during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s performance or financial condition.

•
With respect to incentive compensation for our executive officers under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), generally during the first quarter of each fiscal year, the Compensation Committee evaluates the executive officer’s performance in light of the performance goals and objectives established for the prior year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Compensation Committee solicits comments from the Chief Executive Officer with respect to achievement of individual goals by those executive officers reporting to him. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from the other disinterested Board members. Additionally, the executive officers, including the Chief Executive Officer, have an opportunity to provide input regarding their contributions to the Company’s performance and achievement of individual goals for the period being assessed. Incentive compensation for executive officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval. Following determination of incentive compensation awards for the prior fiscal year, the Compensation Committee establishes individual and corporate performance goals and objectives for each executive officer for the current fiscal year. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to setting individual and corporate performance goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines the individual and corporate performance goals and objectives for the fiscal year and informs the executive officers.

•
The Compensation Committee has the authority to make equity-based grants under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4) to eligible individuals for purposes of compensation, retention or promotion, and in connection with commencement of employment. Equity compensation is generally determined on the date of the regularly scheduled meeting of the Board of Directors in December of each year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s performance or financial condition. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to the number of shares to be granted pursuant to any award. Proposed equity awards to all executive officers are discussed and presented to the entire Board prior to award by the Compensation Committee.

•
The Compensation Committee has the authority to retain consultants to advise on executive officer compensation matters. In fiscal 2013, the Compensation Committee engaged compensation consultants to advise on executive officer compensation matters as follows:

(1)
Mercer was engaged to provide consulting services relating to the Omnibus Plan and long-term incentives, including competitive practices and stakeholder perspectives regarding long-term incentives in connection with the amendment to the Omnibus Plan to increase the number of shares available for issuance thereunder as approved by the Company’s stockholders at the 2012 Annual Meeting. Mercer attended one (held in calendar 2012) of the eleven Compensation Committee meetings held in fiscal 2013.

(2)
Strategic Apex Group LLC (“Strategic Apex Group”) was engaged to advise on the Company’s comprehensive executive compensation strategy, including base compensation and all forms of incentive compensation with a particular emphasis on long-term incentive compensation. Strategic Apex Group was directed by the Compensation Committee to help to identify an appropriate peer group and make recommendations regarding the amount and form of total compensation to be delivered to executive officers and other Company employees, alternative forms of long-term incentive compensation, strengthening of integration of performance requirements, and potential modifications to the Omnibus Plan or to its administration. Strategic Apex Group attended four of the eleven Compensation Committee meetings held in fiscal 2013.

Mercer and Strategic Apex Group reported directly to the Compensation Committee in connection with the services provided. Management coordinated payment to the consultants out of the Board of Directors’ budget.

•
The Compensation Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Compensation Committee. No such delegation of authority was made in fiscal 2013.

•	The Compensation Committee generally holds executive sessions (with no members of management present) at each of its meetings.
Director Compensation
In addition to considering and determining compensation for our executive officers, the Compensation Committee evaluates and makes recommendations to the Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.
The processes and procedures of the Compensation Committee for considering and determining director compensation are as follows:

•
The Compensation Committee has authority to evaluate and make recommendations to the Board regarding director compensation. The Compensation Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and market survey information. Based on this evaluation, the Compensation Committee may determine to make recommendations to the Board regarding possible changes.

•
The Compensation Committee has the authority to retain consultants to advise on director compensation matters; however no such consultants were engaged in fiscal 2013 for this purpose. No executive officer has any role in determining or recommending the form or amount of director compensation.

•
The full Board serves as administrator under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4) with respect to equity awards made to non-employee directors.

•
The Compensation Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Compensation Committee. No such delegation of authority was made in fiscal 2013.

Compensation Committee Interlocks and Insider Participation
During fiscal 2013, Hamideh Assadi, Randy E. Clark, Jeanne Farmer Grossman, James J. McGarry and John H. Merrell served as members of the Compensation Committee. Mr. Clark was appointed to the Compensation Committee on December 6, 2012. Mr. McGarry served as Chairman and a member of the Compensation Committee through December 6, 2012. Mr. Merrell served as a member of the Compensation Committee through the end of his term as a director on December 6, 2012. Ms. Grossman was appointed Chair of the Compensation Committee on December 6, 2012. No member of the Compensation Committee is an officer or former officer of the Company, was an employee of the Company during fiscal 2013, or has any relationship requiring disclosure by the Company as a related person transaction under SEC rules.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2013 Form 10-K.
Compensation Committee
of the Board of Directors
Jeanne Farmer Grossman, Chair
Hamideh Assadi
Randy E. Clark
Nominating Committee
The Nominating Committee is a standing committee of the Board. The Nominating Committee’s principal purposes are to assist the Board in ensuring that it is appropriately constituted in order to meet its fiduciary obligations, including by identifying persons qualified to become Board members and recommending to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board.
During fiscal 2013, the Nominating Committee met three times regarding the nomination of directors for election at the 2012 Annual Meeting. James J. McGarry serves as Chairman, and Hamideh Assadi, Guenter W. Berger, Randy E. Clark, Jeanne Farmer Grossman and Martin A. Lynch currently serve as members of the Nominating Committee. The Board has determined that all Nominating Committee members are independent under the Nasdaq listing standards. Mr. Lynch intends to serve as a member and Mr. McGarry intends to serve as a member and Chairman of the Nominating Committee through the end of each of their terms as a director at the Annual Meeting.
Director Qualifications and Board Diversity
The Nominating Committee is responsible for determining Board of Director membership qualifications and for selecting, evaluating and recommending to the Board nominees for the annual election to the Board and to fill vacancies as they arise. The Nominating Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating Committee believes that the ideal constitution of the Board of Directors should include, and thus its nominees to the Board of Directors should promote, the following composition of directors: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. Additionally, the Nominating Committee believes that a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors. The Nominating Committee believes that diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a policy concerning diversity in Board composition. The Nominating Committee is responsible for evaluating and recommending to the Board the total size and composition of the Board. In connection with the annual nomination of directors, the Nominating Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background and diversity advisable for the Board as a whole. The background of each director and nominee is described above under “Proposal No. 1—Election of Directors.”
For purposes of identifying nominees for the Board of Directors, the Nominating Committee often relies on professional and personal contacts of the Board and senior management. If necessary, the Nominating Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. In fiscal 2013, the Nominating Committee retained Leadership Capital Partners, LLC to assist with identifying potential nominees to the Board.
The Nominating Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Secretary. The Nominating Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.
Board Leadership Structure
Under our By-Laws, the Board of Directors, in its discretion, may choose a Chairman of the Board of Directors. If there is a Chairman of the Board of Directors, such person may exercise such powers as provided in the By-Laws or assigned by the Board of Directors. Since 2007, Guenter W. Berger has served as Chairman of the Board of Directors. As described above under “Proposal No. 1—Election of Directors,” Mr. Berger has served on our Board of Directors since 1980. He retired from the Company in 2007 as Chief Executive Officer after more than 47 years of service in various capacities.
Notwithstanding the current separation of Chairman of the Board and Chief Executive Officer, our Chief Executive Officer is generally responsible for setting agenda items with input from the Board, including the Chairman, and leading discussions during Board meetings. This structure allows for effective and efficient Board meetings and information flow on important matters affecting the Company. Other than Mr. Keown, all members of the Board are independent and all Board committees are composed solely of independent directors. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
Although the roles of Chairman and Chief Executive Officer are currently filled by different individuals, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates this leadership structure.
Board’s Role in Risk Oversight
The Board of Directors recognizes that although management is responsible for identifying risk and risk controls related to business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk, the Board plays a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that the Company faces and how the Company is seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of risks associated with financial accounting and audits, internal control over financial reporting and the Company’s major financial risk exposures, including risks relating to pension plan investments, commodity risk and hedging programs. The Compensation Committee has oversight responsibility of risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession at the Company. At each regular meeting, or more frequently as needed, the Board of Directors considers reports from the Audit Committee and Compensation Committee which provide detail on risk management issues and management’s response. The Board of Directors as a whole, examines specific business risks in its periodic reviews of the individual business units and also of the Company as a whole, as part of its regular reviews, including as part of the strategic planning process and annual budget review and approval. Beyond formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management, and all directors are actively involved in the risk oversight function.

Communication with the Board
The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 20333 South Normandie Avenue, Torrance, California 90502. Copies of written communications received at that address will be collected and organized by the Secretary and provided to the Board or the relevant director unless the communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics. The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other

Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating Committee.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal 2013 Named Executive Officers
This Compensation Discussion and Analysis describes our executive compensation objectives, each element of our executive compensation program and the decisions made in fiscal 2013 with respect to our Named Executive Officers which include five current and one former executive officer as set forth in the table below:

Current Executive Officers Included Among Fiscal 2013 Named Executive Officers	Former Executive Officer Included Among Fiscal 2013 Named Executive Officers

Michael H. Keown President and Chief Executive Officer	Jeffrey A. Wahba(1) Former Treasurer and Chief Financial Officer Former Interim Co-Chief Executive Officer
Mark J. Nelson(2) Treasurer and Chief Financial Officer
Mark A. Harding Senior Vice President of Operations
Thomas W. Mortensen Senior Vice President of Route Sales
Hortensia R. Gómez Vice President, Controller and Assistant Treasurer
__________

(1)	Mr. Wahba resigned his employment with the Company effective February 28, 2013.

(2)	Mr. Nelson joined the Company on April 15, 2013.
Executive Compensation Philosophy and Objectives and Pay-for-Performance
Our executive compensation program is based upon achieving the following objectives:

•
Balancing compensation elements and levels that attract, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stock performance and stockholder interests;

•
Setting target total direct compensation (base salary, annual incentives and long-term incentives) and the related performance requirements for executive officers by reference to compensation ranges for comparable market reference points, all within the context of an organization that is engaged in a turn-around effort; and

•
Appropriately adjusting total direct compensation to reflect the performance of the executive officer over time (as reflected in his or her goals under the Incentive Plan), as well as the Company’s annual performance (as reflected in the financial performance goals established under the Incentive Plan), and the Company’s long-term performance (as reflected by stock appreciation for equity-based awards previously granted under the Omnibus Plan or to be granted under the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4).

Fiscal 2013 Impact of Performance on Pay
In fiscal 2013, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. The Compensation Committee established operating cash flow, defined as income from operations after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense, of $26.5 million as a threshold to any bonus payout under the Incentive Plan. In fiscal 2013, loss from operations was $(4.1) million compared to $(22.1) million in fiscal 2012, primarily due to improvement in gross profit. As a result, the Company achieved the operating cash flow threshold under the Incentive Plan, resulting in aggregate bonuses in the amount of $924,473 to our current Named Executive Officers based on the extent of achievement of operating cash flow and individual participant goals. Mr. Wahba, a former Named Executive Officer, received severance in fiscal 2013 (paid in fiscal 2014) based in part on his target award pursuant to the terms of his employment agreement with the Company.

Alignment with Stockholder Interests
We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based awards under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4) intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2013, approximately 34% of target total direct compensation was in the form of equity; approximately 33% was base salary; and approximately 33% was short-term incentive cash compensation under the Incentive Plan.
For our Named Executive Officers (other than Mr. Keown), on average, in fiscal 2013 approximately 29% of target total direct compensation was in the form of equity; approximately 48% was base salary; and approximately 22% was short-term incentive cash compensation under the Incentive Plan.
Stock options for 117,828 shares have been exercised since inception of the Omnibus Plan, and 385,946 shares issuable under outstanding stock options are “in the money” as of October 17, 2013.
Good Governance and Best Practices
Executive officer compensation is determined by the Compensation Committee which is composed solely of independent directors. The Compensation Committee has authority to retain independent compensation consultants to provide it with advice on matters related to executive compensation. In fiscal 2013, the Compensation Committee engaged Mercer and Strategic Apex Group to advise on certain executive officer compensation matters as described below under the heading “Oversight of the Executive Compensation Program—Compensation Committee Consultants.”
The Company intends to provide pay opportunities that reflect best practices and that also acknowledge the Company's current circumstances and historical results. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk-taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a change in control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of three years, or, in the case of restricted stock awards, cliff vest at the end of three years;

•	Maintains compensation programs that have a strong pay-for-performance orientation;

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock; and

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement.

Consideration of Most Recent Stockholder Advisory Vote on Executive Compensation
In December 2012, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders approved the compensation of our named executive officers, with approximately 53% of the shares present or represented by proxy at the 2012 Annual Meeting casting votes in favor of the say-on-pay proposal. In light of this stockholder advisory vote, during fiscal 2013 the Compensation Committee evaluated the Company’s executive compensation programs, particularly the Omnibus Plan, which resulted in the proposed Amended Equity Plan, included herein as Proposal No. 4, as well as certain adjustments to the Company’s incentive compensation program under the Incentive Plan, in each case, as described below. Such adjustments in the Company’s executive compensation programs are expected to be implemented in fiscal 2014.
The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay votes to approve the compensation of our named executive officers, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold say-on-pay votes to approve the compensation of our named executive officers every year.
Primary Elements of Executive Compensation
The primary elements of the Company’s executive compensation program and the purpose of each element are as follows:

Compensation Element	Description	Purpose

Base Salary
Fixed pay element determined annually, generally in the first quarter of the fiscal year, with any adjustments to base pay to be effective as of the date determined by the Compensation Committee. May be subject to adjustment during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s performance or financial condition.
Attract and retain top talent and compensate for day-to-day job responsibilities performed at an acceptable level.
Incentive Cash Bonus	Variable cash compensation based on the achievement of Company and individual annual performance objectives. May be subject to adjustment in the event of a promotion or job change.	Reward achievement of annual financial objectives as well as near-term strategic objectives that will create the momentum to lead to the long-term success of the Company’s business.
Long-Term Incentives
Variable equity-based and cash-based compensation, to date exclusively equity-based and consisting of a combination of stock options and restricted stock. Additional awards may be made during the fiscal year to new hires, and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s performance or financial condition.

Create a direct alignment with stockholder objectives, provide a focus on long-term value creation and potentially multi-year financial objectives, retain critical talent over extended timeframes, and enable key employees to share in value creation.

ESOP Allocation	Annual variable allocation of stock based on hours of service to the Company, subject to vesting after five years of service to the Company.	Enhance ownership interest and alignment with stockholders.
Welfare Benefits
General welfare benefits including medical, dental, life, disability and accident insurance, 401(k) plan and pension plan (in the case of certain executive officers), as well as customary paid days off, leave of absence and other similar policies.
Provide competitive welfare benefits generally consistent with those provided to all employees.
Perquisites
Fixed benefits consistent with practices among companies in our industry consisting of an automobile allowance, relocation assistance, and other similar personal benefits. May be subject to adjustment in the event of a promotion or job change.
Provide limited perquisites to facilitate the operation of the Company’s business and assist the Company in recruiting and retaining key executives.
Assuming stockholder approval of the proposed Amended Equity Plan at the Annual Meeting, the Compensation Committee intends to maintain the ability to incorporate equity-based elements in the Company’s executive compensation program in fiscal 2014; however, with very limited exceptions, the Compensation Committee intends to limit equity awards to employees to performance-based options and implement certain other limitations on the nature of equity awards to be made in fiscal 2014 as described below. If stockholders fail to approve the proposed Amended Equity Plan and there are insufficient shares available for issuance under the Omnibus Plan to make equity awards to the Company’s executive officers, the Compensation Committee intends to make appropriate adjustments to other elements of the Company’s executive compensation program, including, without limitation, base salary and incentive cash bonus, such that overall total direct compensation levels are sufficient to attract, motivate and retain talented executives.
Oversight of the Executive Compensation Program
Compensation Committee
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Chief Executive Officer and each of our other executive officers, subject to Board review prior to approval in the case of annual equity compensation awards. In exercising this authority, the Compensation Committee evaluates the performance of the Chief Executive Officer and each of the other executive officers within the context of the overall performance of the Company. The information considered includes a summary of the Company’s performance compared to annual measures, summaries of accomplishments in addition to the areas covered by these measures, and summaries and analyses of challenges or issues encountered during the fiscal year. The Compensation Committee also reviews and discusses the Chief Executive Officer’s assessment of the performance of our other executive officers. The Compensation Committee is composed solely of independent directors and reports to the Board of Directors.
Compensation Committee Consultants
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2013, the Compensation Committee engaged compensation consultants to advise on executive officer compensation matters as follows:
Mercer
Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), was engaged to provide consulting services relating to the Omnibus Plan and long-term incentives, including competitive practices and stakeholder perspectives regarding long-term incentives in connection with the amendment to the Omnibus Plan to increase the number of shares available for issuance thereunder as approved by the Company’s stockholders at the 2012 Annual Meeting. Mercer attended one (held in calendar 2012) of the eleven Compensation Committee meetings held in fiscal 2013.
Mercer’s fees for executive compensation consulting to the Compensation Committee in fiscal 2013 were $2,500. During fiscal 2013, management retained Mercer and certain MMC affiliates to provide other services unrelated to executive compensation. The aggregate fees paid for these other services were $392,103, which generally consisted of fees paid by insurance carriers to Mercer Health and Benefits and Marsh Risk and Insurance Services. While neither the Compensation Committee nor the Board has historically approved such other services, because of the policies and procedures Mercer has in place, the Compensation Committee believes that the advice it receives from the individual executive compensation consultant who provided executive compensation consulting services to the Compensation Committee is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.
In fiscal 2012, the Compensation Committee retained Mercer to provide advice regarding CEO compensation, market data and opinions on the appropriateness and competitiveness of our CEO compensation program relative to market practice in connection with the hiring of Michael H. Keown as President and Chief Executive Officer. Prior to that, the Compensation Committee retained Mercer in fiscal 2010 to advise on the Company’s executive compensation programs. Executive compensation consulting services provided by Mercer to the Compensation Committee during fiscal 2010 included analysis and advice related to the following:

•	Executive compensation trends;

•	Peer companies for competitive pay comparisons;

•	Compensation levels and mix for the Company’s executives;

•	Design of short- and long-term incentives; and

•	Incentive Plan financial goals.
Strategic Apex Group
The Compensation Committee engaged Strategic Apex Group to advise on the Company’s comprehensive executive compensation strategy, including base compensation and all forms of incentive compensation with a particular emphasis on the long-term incentive compensation. Strategic Apex Group was directed by the Compensation Committee to help to identify an appropriate peer group and to make recommendations regarding the amount and form of total compensation to be delivered to executive officers and other Company employees, alternative forms of long-term incentive compensation, strengthening of integration of performance requirements, and potential modifications to the Omnibus Plan or to its administration. Strategic Apex Group attended four of the eleven Compensation Committee meetings held in fiscal 2013.
Neither Strategic Apex Group nor any of its affiliates provided any services to the Company or its affiliates during fiscal 2013 other than the executive compensation consulting services. The Compensation Committee has determined that Strategic Apex Group is "independent" according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act and that the provision of services by Strategic Apex Group has not raised any conflict of interest.
 Management’s Role in Establishing Compensation
There are no material differences in how the compensation policies or decisions are determined with respect to the Named Executive Officers, except that the compensation of the Named Executive Officers other than the Chief Executive

Officer is determined by the Compensation Committee taking into account the input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting to him. In the case of the Chief Executive Officer, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination. No executive officer has any role in approving his or her own compensation, and the Chief Executive Officer is not present during the portion of the meeting at which the Compensation Committee considers his compensation. The Chief Executive Officer routinely attends the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee. Members of the Board of Directors who are not members of the Compensation Committee may attend meetings for informational purposes. Other members of the Company’s management may attend Compensation Committee meetings at the invitation of the Compensation Committee.

Peer Group Market Information
The Compensation Committee compares the pay levels and programs for the Company’s executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference point in its review and determination of executive compensation. The Compensation Committee’s approach also considers competitive compensation practices and other relevant factors in setting pay rather than establishing compensation at specific benchmark percentiles.
Compensation decisions for fiscal 2013 were based in part on Mercer’s study conducted in fiscal 2010, with the exception of CEO compensation for Mr. Keown which was based in part on Mercer’s CEO compensation study in fiscal 2012. The Mercer 2010 study was based on published survey data for similarly sized companies as well as the following fourteen-company peer group, which was developed based on industry, annual revenue and business characteristics that were similar to those of the Company at the time of the study:

• B&G Foods, Inc.	• Imperial Sugar Company
• Calavo Growers, Inc.	• J & J Snack Foods Corp.
• Cal-Maine Foods, Inc.	• Lance, Inc.
• Caribou Coffee Company, Inc.	• Overhill Farms, Inc.
• Diamond Foods, Inc.	• Peet’s Coffee & Tea, Inc.
• Green Mountain Coffee Roasters, Inc.	• Reddy Ice Holdings, Inc.
• Hansen Natural Corporation	• John B. Sanfilippo & Son, Inc.
The Mercer 2012 CEO study was based on published survey data for similar sized companies as well as the following twelve-company peer group, which was developed based on industry, annual revenue and business characteristics that were similar to those of the Company at the time of the study:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Calavo Growers, Inc.	• Overhill Farms, Inc.
• Cal-Maine Foods, Inc.	• Peet’s Coffee & Tea, Inc.
• Caribou Coffee Company, Inc.	• Reddy Ice Holdings, Inc.
• Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
• Imperial Sugar Company	• Smart Balance, Inc.

In fiscal 2013, based on the peer group information provided by Strategic Apex Group, the Compensation Committee identified the following fourteen-company peer group as the relevant peer group to be used as a reference point in its review and determination of executive compensation beginning in fiscal 2014:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Boston Beer Company, Inc.	• Lancaster Colony Corporation
• Boulder Brands, Inc.	• National Beverage Corp.
• Calavo Growers, Inc.	• Overhill Farms, Inc.
• Cal-Maine Foods, Inc.	• Post Holdings, Inc.
• Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
• Einstein Noah Restaurants Group, Inc.	• Tootsie Roll Industries, LLC
The Compensation Committee believes this peer group is currently appropriate because it represents a meaningful sample of comparable companies in terms of industry, emphasis on performance in compensation program, annual revenue, market capitalization, stockholder composition and business characteristics.
Base Salary
Initial Base Salary
Consistent with the compensation philosophy and objectives described above, and based in part on the benchmarking comparisons provided by Mercer in their fiscal 2010 study and fiscal 2012 CEO study, the Compensation Committee set fiscal 2013 base salaries for the Named Executive Officers as follows:

Name	Fiscal 2013 Annual Base Salary	Fiscal 2012 Annual Base Salary(1)	Fiscal 2013 Annual Base Salary Percentage Change
Michael H. Keown	$475,000	$475,000	0%
Mark J. Nelson(2)	$280,000	$—	—%
Jeffrey A. Wahba(3)	$350,000	$350,000	0%
Mark A. Harding(4)	$256,250	$250,000	2.5%
Thomas W. Mortensen(4)	$256,250	$250,000	2.5%
Hortensia R. Gómez(4)	$200,000	$184,500	8.4%
__________

(1)	Base salary as of the end of fiscal 2012.

(2)	Mr. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013. Actual fiscal 2013 base salary for Mr. Nelson was prorated based on the commencement date of his employment.

(3)
Mr. Wahba’s base salary was $350,000 per annum through December 31, 2012 and $305,000 per annum from January 1, 2013 through February 28, 2013, the effective date of Mr. Wahba’s resignation of employment with the Company. Actual fiscal 2013 base salary for Mr. Wahba was prorated through February 28, 2013.

(4)	The increase in base salaries for Messrs. Harding and Mortensen and Ms. Gómez were effective October 1, 2012.
Incentive Cash Bonus
Under the Incentive Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the Incentive Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year. The Compensation Committee also determines the weighting to be assigned to the Company’s financial performance criteria and the individual goals as a whole, which may differ among the executive officers. A threshold level for the Company’s financial performance may also be established which, if not met, may preclude the award of bonuses. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to setting individual and corporate goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines the individual and corporate goals and objectives for the fiscal year and informs the executive officers.
After the end of the fiscal year, and promptly upon availability of the Company’s audited financial statements, the Compensation Committee will determine the Company’s level of achievement of its financial performance criteria. At such time, the Compensation Committee will also determine for each executive officer the percentage of achievement of assigned individual goals. The level of achievement will be multiplied by the assigned weighting to determine the weighted achievement percentage for each of the executive officer’s assigned individual goals. The weighted achievement percentages for the Company’s financial performance criteria will govern the overall level of achievement of the individual goals, by multiplying the weighted achievement percentage for the Company's financial performance criteria by the aggregate weighted achievement percentage for the executive officer's individual goals. The resulting figure is added to the weighted achievement percentage for the Company's financial performance criteria and that sum is multiplied by the executive officer’s target bonus percentage. The resulting percentage will be multiplied by the executive officer’s base salary. The result will be the amount of the executive officer’s preliminary bonus award. The preliminary bonus award is subject to adjustment, upward or downward, by the Compensation Committee in its discretion. The Compensation Committee also has the discretion to alter the financial performance criteria and individual goals during the year and to decline to award any bonus should the Compensation Committee determine such actions to be warranted by a change in circumstances or by the instance of abuse or malfeasance. Accordingly, no bonus is earned unless and until an award is actually made by the Compensation Committee after fiscal year-end. In addition to the awards to executive officers under the Incentive Plan, the Compensation Committee also approves the aggregate pool of bonuses to be paid out across the Company according to the bonus plan applicable to all executives and employees collectively.
It is the Compensation Committee’s intent to achieve median target cash compensation (comprised of base salary and target annual cash incentive award) positioning over time, however the Compensation Committee may take other factors into consideration in establishing pay levels, including the amount of the increase in target cash compensation over the prior year, the performance of the executive, the performance of the Company, and the pay levels among the senior executive team. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable and typically would not be achieved all of the time.
At the beginning of fiscal 2013, the Compensation Committee established target awards under the Incentive Plan based on a percentage of base salary for each Named Executive Officer, taking into account, where applicable, the terms of any employment agreement between the Company and the Named Executive Officer. Individual target awards as a percentage of base salary were determined by the Compensation Committee based in part on the Mercer 2010 study and 2012 CEO study (in the case of Mr. Keown only), as well as expected total compensation, job responsibilities, expected job performance, and, in the case of certain executive officers, the terms of their employment agreements with the Company. Each executive officer’s target bonus was also weighted between corporate and individual performance as set forth in the table below. Fiscal 2013 bonus information for the Named Executive Officers is as follows:

Name	Fiscal 2013 Target Award	Fiscal 2013 Target Award as Percentage of Fiscal 2013 Base Salary	Prorata Fiscal 2013 Target Award	Corporate Performance Goals (Weight)	Individual Performance Goals (Weight)	Fiscal 2013 Actual Bonus Award
Michael H. Keown	$475,000	100%	$—	80%	20%	$536,274
Mark J. Nelson(1)	$154,000	55%	$32,200	80%	20%	$36,354
Jeffrey A. Wahba(2)	$180,125	55%	$—	80%	20%	$—
Mark A. Harding	$128,250	50%	$—	80%	20%	$142,908
Thomas W. Mortensen	$128,250	50%	$—	80%	20%	$142,908
Hortensia R. Gómez	$60,000	30%	$—	80%	20%	$66,029
__________

(1)
Mr. Nelson’s target award under the Incentive Plan is equal to fifty-five percent (55%) of his base annual salary, prorated at 11.5% of his base annual salary for fiscal 2013 based on the commencement date of his employment.

(2)
Although Mr. Wahba did not receive a fiscal 2013 bonus award, he received an amount equal to his fiscal 2013 target award prorated through his separation date ($124,208) as part of his severance pursuant to the terms of his employment agreement with the Company.

In making final awards for fiscal 2013, the Compensation Committee first considered the Company's financial performance for fiscal 2013 based on the level of achievement of operating cash flow as determined from the Company’s audited financial statements. For this purpose, “operating cash flow” was defined as income from operations, after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense. The Committee also took into account the following additional non-recurring items in the calculation of operating cash flow: a State of California required accrual in connection with California Workers Compensation obligations and accounting adjustments in respect of our postretirement death benefit and related life insurance. After finding that threshold operating cash flow of $26.5 million had been achieved in fiscal 2013, the Compensation Committee determined the percentage of achievement of operating cash flow to be 112.9%. Next, the Compensation Committee determined the achievement by each Named Executive Officer eligible to receive a bonus of his or her individually assigned goals within a range of 0% to 150%, multiplied such percentage by the weight originally assigned to each such goal, and added all individual goal achievement percentages together to get an overall achievement percentage for all individual goals. In the event that a Named Executive Officer’s overall achievement of individual goals exceeded 100%, the Compensation Committee limited such achievement to 100%. The overall individual achievement percentage was then further multiplied by the percentage of achievement of the Company financial performance target to determine the final individual achievement percentage. The Compensation Committee then multiplied the financial bonus percentage and the individual bonus percentage by the target awards, and, subject to the exercise of discretion in the case of Messrs. Mortensen and Harding, approved the bonuses set forth in the table above. The Compensation Committee exercised discretion to increase Mr. Mortensen’s fiscal 2013 bonus award and very slightly reduce the fiscal 2013 bonus award for Mr. Harding in order to emphasize the joint and equivalent role that each played in contributing to the Company's performance during the fiscal year.
Total incentive compensation bonuses paid to the Company’s Named Executive Officers for fiscal 2013 were $924,473 (excluding the amount paid in severance to Mr. Wahba based in part on his target bonus award as described in the footnote to the table above), as compared to $575,897 in fiscal 2012. The corporate and individual target levels for fiscal 2013 are considered confidential, the disclosure of which could cause competitive harm to the Company. In accordance with the statement above regarding the Compensation Committee belief that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time, the relative achievement during fiscal 2013 is indicative of substantially improving performance by the Company in the context of its turn-around effort.
For fiscal 2014, the Compensation Committee has determined that Company financial performance under the Incentive Plan will be weighted at 90% compared to 80% in fiscal 2013. Company financial performance will be gauged by the level of achievement of modified net income and modified operating cash flow, in each case as determined from the Company’s audited financial statements. “Modified net income” is defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets. “Modified operating cash flow” is defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll, expenses and other current liabilities. Subject to the Compensation Committee’s discretion under the Incentive Plan, threshold modified net income equal to no less than 90% of the modified net income target approved by the Compensation Committee must be achieved in fiscal 2014 to earn any bonus payout under the Incentive Plan. Assuming this threshold is reached, then a percentage of achievement ranging from 90% to 200% will be assigned for each of modified net income and modified operating cash flow, respectively, in proportion to the level of modified net income and modified operating cash flow, respectively, achieved. Following that calculation of achievement for each of modified net income and operating cash flow, an overall Company financial performance achievement percentage will be calculated by giving modified net income percentage achievement 80% weight and giving modified operating cash flow 20% weight. We believe that the modified net income and modified operating cash flow targets approved by the Compensation Committee represent challenging goals that will offer a fair probability of achievement to incentivize the executive officers, and, if achieved (or surpassed), will reflect improvement in Company profitability which we believe will enhance stockholder value.
Individual goals will be weighted at 10% in fiscal 2014 compared to 20% in fiscal 2013. The Compensation Committee has provided a non-exclusive list of individual goals to each Named Executive Officer for fiscal 2014, which the Compensation Committee may take into account as well as other factors and give each of them weight (or ignore them as factors) as it reasonably determines. After the end of fiscal 2014, the Compensation Committee will evaluate those listed goals as well as other reasonable factors it considers to be germane to the Named Executive Officer’s performance for the fiscal year and assign a value of up to 10% with respect to such Named Executive Officer’s level of overall individual performance. The individual performance achievement will then be multiplied by the percentage of achievement of the Company overall financial performance achievement, the result will be added to the Company overfall financial performance achievement and the resulting sum will be multiplied by the Named Executive Officer's target award percentage. The resulting percentage would then be multiplied by the Named Executive Officer's base salary to calculate the preliminary bonus award.
The Compensation Committee believes that these changes to the Incentive Plan for fiscal 2014 more closely tie incentive cash bonus awards under the Incentive Plan to Company performance.

Long-Term Incentives
Omnibus Plan
The Omnibus Plan currently provides for the grant or issuance of long-term incentive awards including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. The total number of shares available for issuance under the Omnibus Plan is 1,125,000, and no individual may be granted awards representing more than 250,000 shares in any calendar year, in each case, subject to adjustment as provided in the Omnibus Plan.
The Omnibus Plan is administered by the Compensation Committee. Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. The Compensation Committee has the authority to make equity-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention or promotion, and in connection with commencement of employment. Equity compensation is generally determined on the date of the regularly scheduled meeting of the Board of Directors in December of each year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s performance or financial condition. Grants to executive officers are subject to Board review prior to approval. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan. The full Board administers the Omnibus Plan with respect to awards to non-employee directors.
Awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are officers or employees of any of the Company’s subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company’s directors and consultants. Only employees may be granted incentive stock options or ISOs.
Since adoption of the Omnibus Plan, grants to executive officers have consisted of stock options and restricted stock, with the number of shares underlying the stock options and shares of restricted stock determined based on the closing price of the Common Stock on the date of grant. Stock options are rights to purchase Common Stock at a pre-determined price (the closing price of the Common Stock on the date of grant), after the stock options have vested. Stock options are designed to create incentives for the recipients by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Common Stock. The stock options have a seven-year term and generally vest ratably over three years. The Compensation Committee believes a seven-year option term provides a reasonable time frame within which the executive’s contributions to corporate performance can align with stock appreciation. In addition, as compared with a ten-year option term typical at other companies, a seven-year option term allows the Company to more effectively manage the number of unexercised options that are outstanding. Restricted stock are shares of Common Stock that are subject to certain forfeiture restrictions. Restricted stock is designed as a retention device and to directly align the interests of the recipient and the Company’s stockholders. Restricted stock is generally expected to vest at the end of three years.
In making long-term incentive awards, since adoption of the Omnibus Plan the general intent has been to have a majority of the award be performance based and a minority of the award be retention based. In the case of awards made to our executive officers in December 2012, 75% of the value of each award consisted of stock options and 25% of the value of each award consisted of restricted stock.
On December 7, 2012, the Compensation Committee made the following annual grants of non-qualified stock options and restricted stock to our Named Executive Officers under the Omnibus Plan:

Name	Fiscal 2013 Annual Stock Option Grant (# of Shares of Common Stock Issuable Upon Exercise)	Fiscal 2013 Annual Restricted Stock Grant (# of Shares)
Michael H. Keown	70,000	8,840
Mark J. Nelson(1)	—	—
Jeffrey A. Wahba	—	—
Mark A. Harding	10,638	1,627
Thomas W. Mortensen	10,638	1,627
Hortensia R. Gómez	4,151	635
 __________

(1)Mr. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013.
The stock options shown in the table above have an exercise price per share of $11.81, which was the closing price of the Common Stock as reported on Nasdaq on the date of grant. The stock options have a seven-year term expiring on December 7, 2019 and vest in one-third increments on each anniversary of the date of grant. The shares of restricted stock vest on December 7, 2015.
On September 12, 2012, pursuant to the employment agreement between the Company and Mr. Keown, the Compensation Committee granted 6,830 shares of restricted stock to Mr. Keown, which shares cliff vest on May 11, 2015.
On May 9, 2013, pursuant to the employment agreement between the Company and Mr. Nelson, the Compensation Committee granted 5,947 shares of restricted stock and 29,446 non-qualified stock options to Mr. Nelson. The restricted stock vests on May 9, 2016 and the stock options vest ratably over three years on the anniversary of the grant date, subject to certain acceleration provisions set forth in the applicable award agreement. The stock options have an exercise price of $13.62, which was the closing price of the Common Stock as reported on Nasdaq on the date of grant. The stock options have a seven-year term expiring on May 9, 2020. The foregoing equity awards were granted to Mr. Nelson as an inducement to his joining the Company.
Stock options for 117,828 shares have been exercised since inception of the Omnibus Plan, and 385,946 shares issuable under outstanding stock options are “in the money” as of October 17, 2013.
Amended Equity Plan
The Compensation Committee intends to maintain the ability to incorporate equity-based elements in the Company’s executive compensation program in fiscal 2014; however the Compensation Committee intends to implement the following material changes to the Omnibus Plan, subject to stockholder approval of the Amended Equity Plan under Proposal No. 4:

•	Increase the number of shares of Common Stock authorized for issuance pursuant to awards under the Omnibus Plan by 250,000, from 1,125,000 shares to 1,375,000 shares;

•	Limit the types of equity awards available to be granted under the Amended Equity Plan to performance-based options and restricted stock;

•	Limit participants in the Amended Equity Plan to directors, officers and other employees of the Company;

•
Limit the performance criteria that will be used to establish performance goals under the plan to (i) net sales or revenue; (ii) net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or (iii) cash flow (including, but not limited to, operating cash flow and free cash flow);

•	Reduce the maximum number of shares of stock with respect to one or more awards that may be granted to any one participant during any calendar year from 250,000 to 75,000;

•	Require that all options issued to employees include performance criteria or performance goals, unless issued in connection with the commencement of employment as an executive of the Company;

•	Provide for forfeiture of unvested awards upon termination of employment or termination of directorship, except as otherwise determined by the plan administrator;

•	Prohibit awards of restricted stock to employees except in connection with the commencement of employment as an executive of the Company;

•	Limit the value of restricted stock awards granted to any non-employee director to an amount not more than $30,000 annually; and

•
Prohibit delegation of administration of the plan to another committee or subcommittee of the Board, or authority to grant or amend awards to participants to a committee of one or more members of the Board or one or more officers of the Company.

If stockholders fail to approve the proposed Amended Equity Plan and there are insufficient shares available for issuance under the Omnibus Plan to make awards to the Company’s executive officers, the Compensation Committee intends to make appropriate adjustments to other elements of the Company’s executive compensation program, including, without limitation, base salary and incentive cash bonus, such that overall total direct compensation levels are sufficient to attract, motivate and retain talented executives.

ESOP Allocation
The Company’s ESOP was established in 2000. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.
Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company’s annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants’ accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation during the calendar year. The ESOP is intended to satisfy applicable requirements of the Internal Revenue Code of 1986, as amended (the "IRC"), and the Employee Retirement and Income Security Act of 1974. Pursuant to a Schedule 13G/A filed with the SEC on February 8, 2013, as of December 31, 2012, the ESOP owned of record 2,623,416 shares of Common Stock, including 1,885,061 allocated shares and 738,355 shares as yet unallocated to plan participants. An unaffiliated bank is trustee of the ESOP. The present members of the Management Administrative Committee, which administers the ESOP, are Michael H. Keown, Mark J. Nelson, Hortensia R. Gómez, Thomas J. Mattei, Jr. and Patrick Quiggle.
Our executive officers participate in the ESOP in the same manner as all other participants. In calendar 2013, the Company’s Named Executive Officers received the following ESOP allocations based on compensation earned during calendar 2012:

Name	2013 ESOP Allocation (# of Shares)
Michael H. Keown	538
Mark J. Nelson(1)	—
Jeffrey A. Wahba(2)	537
Mark A. Harding	538
Thomas W. Mortensen	537
Hortensia R. Gómez	536
__________
(1)    Mr. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013 and, therefore, did not receive an ESOP allocation in calendar 2013.
(2)    Unvested and forfeited upon Mr. Wahba’s resignation of employment with the Company effective February 28, 2013.
Welfare Benefits
The welfare benefits received by employee executive officers are the same as received by other employees, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including our executive officers, which allows them to buy an additional amount of disability coverage at their own expense. Employee executive officers are eligible on the same basis as other employees for participation in a pension plan (in the case of certain executive officers), a 401(k) plan and the ESOP. The value of the employee executive officer’s 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. In fiscal 2011, we significantly modified our retirement-benefit program. Specifically, we amended our defined benefit pension plan, the Farmer Bros. Salaried Employees Pension Plan (the “Farmer Bros. Plan”), freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. However, account balances continue to be credited with interest until paid out. The freeze of the defined benefit pension plan coincided with an enhanced defined contribution 401(k) plan with a discretionary Company match of the employees’ annual contributions. Upon retirement, employee executive officers receive benefits, such as a pension (if eligible) and retiree medical insurance benefits, under the same terms as other retirees.

Perquisites
Perquisites are limited at the Company; however we believe that offering our executive officers certain perquisites facilitates the operation of our business, allows our executive officers to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our executive officers are generally consistent with practices among companies in our relevant industry.
The perquisites and other benefits available to employee executive officers include an automobile allowance, a Company-provided Blackberry ( or similar device) including a voice and data plan for that device, gas card, laptop computer, credit card and expense reimbursement (under the Company's travel and expense policy). In addition, certain executive officers are entitled to benefits under the Company's postretirement death benefit plan. Additionally, during fiscal 2013, pursuant to his employment agreement with the Company, the Board of Directors approved a total temporary housing allowance to Mr. Keown of $37,360 as shown in the Summary Compensation Table below under the heading “All Other Compensation.”
It is the Company’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.
Change in Control and Termination Arrangements
Change in Control Severance Agreements; Employment Agreements
The Company has entered into agreements with each of its current Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment other than for cause, disability or death, or (ii) resignation for good reason. The payments and benefit levels under these agreements do not influence and were not influenced by other elements of compensation. These agreements were adopted, and are continued, to help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity for stockholders’ interests; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control or in connection with a threatened change in control; and (iv) attract and retain key talent during uncertain times. The agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a termination of employment, either by us (other than for “Cause,” “Disability” or death), or by the participant for “Good Reason” (as each is defined in the agreement). This is sometimes referred to as a “double trigger,” because the intent of the agreement is to provide appropriate severance benefits in the event of a termination following a change in control, rather than to provide a change in control bonus. A more detailed description of the severance benefits to which our current Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
The change in control agreement with Mr. Wahba automatically expired upon his resignation of employment with the Company on February 28, 2013. In connection with his employment by the Company, the Company and Mr. Nelson entered into a change in control agreement effective April 15, 2013.

Pursuant to the terms of their employment agreements, Messrs. Keown, Nelson and Mortensen are entitled to receive certain benefits upon their termination without cause or resignation for good reason. The Company believes such benefits were necessary to attract and retain these executive officers with demonstrated leadership abilities and to secure the services of these executive officers at agreed-upon terms. A more detailed description of the benefits to which these officers are entitled in connection with their termination, and a description of the severance benefits paid to Mr. Wahba in connection with his resignation of employment with the Company in fiscal 2013, is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
Equity Awards
Under the terms of the outstanding stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. The plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Omnibus Plan). Additionally, under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4), unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4)), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control.
The September 12, 2012 grant to Mr. Keown is also subject to accelerated vesting in the case of death, disability, or termination of employment for other than “Cause” or resignation for “Good Reason,” as such terms are defined in his employment agreement with the Company. The Compensation Committee believed these accelerated vesting terms were necessary to induce Mr. Keown to join the Company as President and Chief Executive Officer.
Compensation Policies and Practices
Stock Ownership Guidelines
The Board has adopted Stock Ownership Guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Under these guidelines, executive officers are expected to own and hold a number of shares of Common Stock based on the following guidelines:

Officer	Value of Shares Owned
Chief Executive Officer	$450,000
Other Executive Officers	$100,000 - $250,000, as determined by the Board in its discretion
Non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4).
Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the officer or non-employee director or his or her family. Until the applicable guideline is achieved, each officer and non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4), such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Officers and non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.
Insider Trading Policy
Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are generally prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the 15th calendar day before the end of each of the Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.

Policy on Executive Compensation in Restatement Situations
In the event of a material restatement of the financial results of the Company, the Board of Directors, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers on the basis of having met or exceeded performance targets for performance periods that occurred during the restatement period. If such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board of Directors, or the appropriate committee thereof, will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of the Company all or a portion of such bonuses and incentive and equity compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board of Directors, or the appropriate committee thereof.
Equity Award Grants
Our current and historical practice is to grant long-term incentive awards to our executive officers on the date of the regularly scheduled meeting of the Board of Directors in December of each year, with grants to executive officers hired or promoted since that grant date to receive an interim grant reviewed by the Board and approved by the Compensation Committee outside any blackout period under our insider trading policy described above.
Taxes and Accounting Standards
Tax Deductibility Under IRC Section 162(m)
IRC Section 162(m) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company’s executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. There were no such circumstances in fiscal 2013.
IRC Section 409A
IRC Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we intend to design and administer our compensation and benefit plans and programs for all of our employees and other service providers, including the Named Executive Officers, either without any deferred compensation component, so that they are exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.
Accounting Standards
Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock, under our Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4) are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth the executive officers of the Company as of the date hereof. All executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. No executive officer has any family relationship with any director or nominee, or any other executive officer.

Name	Age	Title	Executive Officer Since
Michael H. Keown	51	President and Chief Executive Officer	2012
Mark J. Nelson	44	Treasurer and Chief Financial Officer	2013
Mark A. Harding	53	Senior Vice President of Operations	2010
Thomas W. Mortensen	60	Senior Vice President of Route Sales	2012
Hortensia R. Gómez	56	Vice President, Controller and Assistant Treasurer	2009
Teri L. Witteman	45	Secretary	2012
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. Mr. Keown received his undergraduate degree in Economics from Northwestern University.
Mark J. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013. Prior to joining Farmer Bros., Mr. Nelson served in various senior financial management positions at Newport Corporation, a global supplier of advanced technology products and systems from 2004 to 2013, including as Vice President, Corporate Controller and Chief Accounting Officer from 2010 to 2013, and Vice President and General Manager of its Optical Components Division and Finance Director of its Photonics division from 2004 to 2010. Prior to Newport Corporation, Mr. Nelson held the positions of Finance Director in Thermo Electron Corporation, Cost and Budget Manager at C.R. Bard, Inc., co-owner and Chief Financial Officer of Western Energy Services, Inc. and Financial Management Program Trainee with the General Electric Company. Mr. Nelson earned his MBA in Entrepreneurship and Finance from Babson College, Wellesley, Massachusetts and his B.A. in Finance from the University of Massachusetts.
Mark A. Harding joined the Company in March 2008 as Vice President of Operations, responsible for warehousing, transportation, manufacturing, fleet operations, purchasing and Brewmatic manufacturing. He was promoted to Senior Vice President of Operations in March 2010, responsible for route sales, branch operations, warehousing, transportation, manufacturing, fleet operations, purchasing, the National Equipment Service Organization, and Brewmatic refurbishment centers. Prior to joining the Company, Mr. Harding was Vice President of Operations of Intercontinental Art, Inc., a producer and importer of home decor, from March 2002 to March 2008, where his responsibilities included warehousing, transportation, quality control, domestic manufacturing and China manufacturing. Mr. Harding attended the University of Phoenix, where he received a B.A. in Business Administration.
Thomas W. Mortensen was promoted to Senior Vice President of Route Sales on March 28, 2012. Prior to that, he served as the Company’s Vice President, Sales (West) from 2009 to 2012. In that capacity, Mr. Mortensen oversaw the sales operations of 74 sales branches in 16 states in the western United States. Prior to that, Mr. Mortensen served as the Company’s National Sales Manager for three years. Mr. Mortensen has over 34 years of service with the Company and experience in the route sales industry.
Hortensia R. Gómez joined the Company in 2006 as Controller after serving as Chief Financial Officer at Barco Uniforms Inc., a professional apparel company, from 1992 to 2005. Ms. Gómez has more than 30 years of experience in management, accounting and finance positions. Ms. Gómez graduated from the University of California at Los Angeles.
Teri L. Witteman has served as Secretary of Farmer Bros. since 2012. She has served as outside legal counsel to Farmer Bros. since 2004. In addition to her role at Farmer Bros., Ms. Witteman is an attorney with the Pasadena-based law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”), where her practice is concentrated in the corporate and real estate areas. Ms. Witteman has extensive experience in corporate finance, mergers and acquisitions, the formation, financing, and operation of business entities, and corporate governance. Ms. Witteman received her B.A. in Economics from UC Berkeley and her law degree from UCLA School of Law. AFRCT provided legal services to the Company in fiscal 2013 as discussed below under the heading “Certain Relationships and Related Person Transactions.” We expect to continue to engage AFRCT to perform legal services in fiscal 2014.
Summary Compensation Table
The following table sets forth summary information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in the last three fiscal years. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.
SUMMARY COMPENSATION TABLE

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total($)
Michael H. Keown(1)	2013	474,999	—	104,400	387,800	536,274	—	56,268	1,559,741
President and Chief Executive Officer	2012	158,891	—	231,865	240,800	132,247	—	29,179	792,982
Mark J. Nelson(2)	2013	48,461	—	80,998	189,043	36,354	—	—	354,856
Treasurer and CFO
Jeffrey A. Wahba(3)	2013	302,551	—	—	—	124,208	—	368,370	795,129
Former Treasurer and CFO	2012	344,827	—	216,400	349,050	187,880	—	11,688	1,109,845
Former Interim Co-CEO	2011	306,693	—	81,135	419,400	—	—	4,196	811,424
Mark A. Harding(4)	2013	254,447	—	19,215	58,935	142,908	3,563	15,064	494,132
Senior VP of	2012	260,567	—	50,508	151,582	126,621	23,699	8,116	621,093
Operations	2011	249,632	—	54,090	201,567	—	20,096	5,776	531,161
Thomas W. Mortensen(5)	2013	254,644	—	19,215	58,935	142,908	44,464	18,451	538,617
Senior VP of Route Sales	2012	210,814	—	77,432	79,847	73,424	164,175	8,616	614,308
Hortensia R. Gómez(6)	2013	195,625	—	7,499	22,997	66,029	5,842	17,065	315,057
Vice President, Controller and	2012	189,974	—	16,836	12,624	55,725	33,098	6,775	315,032
Assistant Treasurer	2011	184,535	—	18,030	28,334	—	21,530	6,782	259,211
__________

(1)
Mr. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. The amount reported in column I for fiscal 2013 includes an ESOP allocation, the Company’s matching contribution under the 401(k) Plan, $37,360 in temporary housing and $4,154 in auto allowance.

(2)
Mr. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013. Mr. Nelson did not receive an ESOP allocation or a matching contribution under the Company's 401(k) plan in fiscal 2013, because he was not an employee in calendar 2012. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2013 and has been excluded from the table.

(3)
Mr. Wahba joined the Company as Treasurer and Chief Financial Officer on June 1, 2010 and resigned his employment with the Company effective February 28, 2013. Following his resignation, Mr. Wahba provided consulting services to the Company from March 1, 2013 through May 22, 2013 pursuant to the terms of a Consulting Services Agreement, effective as of March 1, 2013 (the “Wahba Consulting Agreement”), between Mr. Wahba and the Company. In addition to serving as Treasurer and Chief Financial Officer, Mr. Wahba served as Interim Co-Chief Executive Officer from April 19, 2011 to March 23, 2012. The amounts shown in the table for fiscal 2013, 2012 and 2011 reflect Mr. Wahba’s compensation for all services rendered in all capacities to the Company for the full fiscal year. The amount reported in column I for fiscal 2013 includes: (a) consulting fees paid to Mr. Wahba pursuant to the Wahba Consulting Agreement ($48,711); (b) amounts paid in connection with Mr. Wahba’s separation from the Company pursuant to the terms of the Second Amended and Restated Employment Agreement, dated as of February 13, 2012 (the “Wahba Employment Agreement”), between Mr. Wahba and the Company, consisting of severance payments made in fiscal 2013 ($53,846), severance payments to be made in fiscal 2014 ($296,154), and an amount equal to his fiscal 2013 target award under the Incentive Plan prorated through his separation date ($124,208); (c) accumulated paid days off ($8,455); (d) an ESOP allocation; and (e) the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2013 and has been excluded from the table.

(4)
The amount reported in column I for fiscal 2013 includes an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2013 and has been excluded from the table.

(5)
Mr. Mortensen was promoted to Senior Vice President of Route Sales on March 28, 2012. Prior to his promotion, Mr. Mortensen was Vice President, Sales (West) and was not considered an executive officer of the Company. The amounts shown in the table for fiscal 2012 reflect Mr. Mortensen’s compensation in all capacities for the full fiscal year. The amount reported in column I for fiscal 2013 includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan, an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2013 and has been excluded from the table.

(6)
The amount reported in column I for fiscal 2013 includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan, an ESOP allocation and the Company’s matching contribution under the 401(k) Plan. The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2013 and has been excluded from the table.

Salary (Column C)
The amounts reported in column C represent base salaries earned by each of the Named Executive Officers for the fiscal year indicated, prorated based on applicable start or separation dates during the fiscal year. The amounts shown include amounts contributed to the Company’s 401(k) plan.
Bonus (Column D)
All non-equity incentive plan compensation for services performed during the fiscal year by the Named Executive Officers under the Incentive Plan is shown in column G.
Stock Awards (Column E)
The amounts reported in column E represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our 2013 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions.
Option Awards (Column F)
The amounts reported in column F represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our 2013 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions.

Non-Equity Incentive Plan Compensation (Column G)
The amounts reported in column G represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus under the Incentive Plan for the fiscal years indicated. The actual bonus amounts earned by the Named Executive Officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent fiscal year.
Change in Pension Value (Column H)
The amounts representing the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in column H were generated by a change in conversion of that benefit to a present value from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2012 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013. Accrued pension benefits for each of the Named Executive Officers eligible to participate in the pension plan were calculated based on the final average pay times years of service as of June 30, 2011, the date on which plan participation and benefits were frozen. The conversion to a present value produced an increase over the prior fiscal year because normal retirement age, the assumed commencement of benefits, was one year closer. The present value conversion also caused an increase in value due to changes in actuarial assumptions. The discount rate used to calculate present values decreased from 4.55% as of the end of fiscal 2012 to 4.50% as of the end of fiscal 2013, producing an increase in the present value. We amended the Farmer Bros. Plan, freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. Due to the pension freeze, Messrs. Keown, Nelson and Wahba are not eligible to participate in the pension plan.
All Other Compensation (Column I)
The amounts reported in column I represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits (to the extent not excluded therefrom pursuant to applicable SEC rules); life insurance premiums paid by the Company under the Company’s postretirement death benefit plan; allocations under the ESOP; dividends on restricted stock (in fiscal 2011 only); payment for accumulated paid days off; the Company’s matching contribution under the 401(k) Plan and certain other compensation described in the footnotes to the Summary Compensation Table above.
Total Compensation (Column J)
The amounts reported in column J are the sum of columns C through I for each of the Named Executive Officers. All compensation amounts reported in column J include amounts paid and amounts deferred.

Grants of Plan-Based Awards
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers in fiscal 2013.
GRANTS OF PLAN-BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
Name	Plan	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Michael H. Keown
Annual Cash Incentive Bonus	Incentive Plan	—	—	158,333	475,000(7)	—	—	—	—	—
Time Based	Omnibus Plan	09/12/12	08/23/12	—	—	—	6,830	—	—	9.06
	Omnibus Plan	12/07/12	12/07/12	—	—	—	8,840	—	—	11.81
	Omnibus Plan	12/07/12	12/07/12	—	—	—	—	70,000	11.81	5.54
Mark J. Nelson
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	32,200 (8)	—	—	—	—	—
Time Based	Omnibus Plan	05/09/13	04/22/13	—	—	—	5,947	—	—	13.62
	Omnibus Plan	05/09/13	04/22/13	—	—	—	—	29,446	13.62	6.42
Jeffrey A. Wahba
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	180,125 (7)	—	—	—	—	—
Mark A. Harding
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	128,250 (7)	—	—	—	—	—
Time Based	Omnibus Plan	12/07/12	12/07/12	—	—	—	1,627	—	—	11.81
	Omnibus Plan	12/07/12	12/07/12	—	—	—	—	10,638	11.81	5.54
Thomas W. Mortensen
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	128,250 (7)	—	—	—	—	—
Time Based	Omnibus Plan	12/07/12	12/07/12	—	—	—	1,627	—	—	11.81
	Omnibus Plan	12/07/12	12/07/12	—	—	—	—	10,638	11.81	5.54
Hortensia R. Gómez
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	60,000 (7)	—	—	—	—	—
Time Based	Omnibus Plan	12/07/12	12/07/12	—	—	—	635	—	—	11.81
	Omnibus Plan	12/07/12	12/07/12	—	—	—	—	4,151	11.81	5.54
__________

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)
Represents annual cash incentive opportunities based on fiscal 2013 performance under the Incentive Plan. There are no thresholds or maximums under the Incentive Plan, except in the case of Mr. Keown who is entitled to a guaranteed bonus payment in fiscal 2013 pursuant to the terms of his employment agreement. The targets are set each fiscal year by the Compensation Committee. The bonus amounts are based on the Company’s financial performance and satisfaction of individual participant goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the Incentive Plan’s formula. The maximum amount that can be awarded under the Incentive Plan is within the discretion of the Compensation Committee.

(3)
Restricted stock granted under the Omnibus Plan in fiscal 2013 to the Named Executive Officers cliff vests on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of the restricted stock granted to Mr. Keown on September 12, 2012, which cliff vests on May 11, 2015, subject to certain additional acceleration provisions set forth in the employment agreement between Mr. Keown and the Company.

(4)
Stock options granted under the Omnibus Plan vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement.

(5)	Exercise price of stock option awards is equal to the closing market price on the date of grant.

(6)
Reflects the grant date fair value of restricted stock and stock option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our 2013 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in these columns for any forfeitures relating to service-based (time-based) vesting conditions.

(7)	Fiscal 2013 target award based on average monthly base salary for fiscal 2013.

(8)	Fiscal 2013 target award equal to fifty-five percent (55%) of Mr. Nelson’s base annual salary, prorated at 11.5% of his base annual salary based on the commencement date of his employment.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards at June 30, 2013 granted to each of our Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#) (2)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Keown	23,333	46,667	—	6.96	05/11/19	18,731	263,358	—	—
	—	—	—	—	—	6,830	96,030
	—	70,000	—	11.81	12/07/19	8,840	124,290	—	—

Mark J. Nelson	—	29,446	—	13.62	05/09/20	5,947	83,615	—	—

	Option Awards					Stock Awards
Jeffrey A. Wahba	—	—	—	—	—	—	—	—	—

Mark. A. Harding	3,000	—	—	22.11	03/03/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	9,537	—	—	18.41	12/10/16	—	—	—	—
	8,092	4,046	—	18.03	12/09/17	3,000	42,180	—	—
	20,000	—	—	9.63	05/19/18	—	—	—	—
	4,046	8,092	—	7.32	12/08/18	—	—	—	—
	20,000	—	—	10.82	02/13/19	6,900	97,014	—	—
	—	10,638	—	11.81	12/07/19	1,627	22,876	—	—

Thomas W. Mortensen	3,000	—	—	22.70	02/20/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	3,035	—	—	18.41	12/10/16	—	—	—	—
	2,024	1,011	—	18.03	12/09/17	465	6,538	—	—
	1,011	2,024	—	7.32	12/08/18	1,070	15,044	—	—
	6,666	13,334	—	6.96	05/11/19	10,000	140,600	—	—
	—	10,638	—	11.81	12/07/19	1,627	22,876	—	—

Hortensia R. Gómez	3,000	—	—	22.70	02/20/15	—	—	—	—
	3,000	—	—	21.76	12/11/15	—	—	—	—
	3,468	—	—	18.41	12/10/16	—	—	—	—
	2,312	1,156	—	18.03	12/09/17	1,000	14,060	—	—
	1,156	2,312	—	7.32	12/08/18	2,300	32,338	—	—
	—	4,151	—	11.81	12/07/19	635	8,928	—	—

__________

(1)
Stock options granted under the Omnibus Plan vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of: (i) the stock options granted to Mr. Harding on May 19, 2011 and February 13, 2012, which vested on the first anniversary of the grant date; and (ii) the stock options granted to Mr. Keown on May 11, 2012, which are subject to certain additional acceleration provisions set forth in the employment agreement between Mr. Keown and the Company.

(2)
Restricted stock granted under the Omnibus Plan for the Named Executive Officers cliff vests on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement, with the exception of 25,144 shares of restricted stock granted to Mr. Keown on May 11, 2012 (14,583 shares vested on May 11, 2013 (effective May 13, 2013, the first business day following such date) and 10,561 shares will vest on May 11, 2014), subject to certain additional acceleration provisions set forth in the employment agreement between Mr. Keown and the Company.

(3)	The market value was calculated by multiplying the closing price of our Common Stock on June 28, 2013 ($14.06) by the number of shares of unvested restricted stock.
Option Exercises and Stock Vested
The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the fiscal year ended June 30, 2013.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael H. Keown	—	—	14583(3)	197,600
Mark J. Nelson	—	—	—	—
Jeffrey A. Wahba	115,000	258,750	20,000	288,600
Mark A. Harding	—	—	1,463	16,810
Thomas W. Mortensen	—	—	465	5,343
Hortensia R. Gómez	—	—	532	6,113
__________
(1) The value realized on exercise of option awards was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2) The value realized on vesting of restricted stock was calculated by multiplying the closing price of a share of our Common Stock on the vesting date, multiplied by the number of shares vested.

(3) 4,958 shares were sold in the open market to pay for taxes on restricted stock that vested on May 11, 2013.
Compensation Risk Assessment
The Company generally uses a combination of base salary, performance-based compensation, and retirement plans throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Route sales personnel are paid primarily on a sales commission basis, but all of our executive officers are paid under the programs and plans for non-sales employees. The incentive compensation for executives are tied very strongly to, and predominantly dependent upon, the achievement of targets based on overall Company performance that are stated in or modified from the Company's audited financial statements. Only a small portion of executive officer incentive compensation is dependent upon individual goals. Moreover, the Company performance targets that drive executive officer compensation also apply throughout the organization for any employees that are entitled to incentive compensation (other than sales-based commissions). Certain departments have different or supplemental compensation programs tailored to their specific operations and goals. The Company believes that these compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking.

Employment Agreements and Arrangements
Keown Employment Agreement
On March 9, 2012, the Company and Michael H. Keown entered into an Employment Agreement (the “Keown Employment Agreement”), pursuant to which Mr. Keown serves as President and Chief Executive Officer. Mr. Keown’s employment commenced on March 23, 2012. Pursuant to the Keown Employment Agreement, Mr. Keown’s initial annual base salary was $475,000. Mr. Keown is entitled to participate in the Incentive Plan, with a target award equal to one hundred percent (100%) of his base annual salary. Mr. Keown is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance.
Mr. Keown’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Keown’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Keown Employment Agreement. Upon certain events of termination, Mr. Keown is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Nelson Employment Agreement
On April 1, 2013, the Company and Mark J. Nelson entered into an Employment Agreement (the “Nelson Employment Agreement”), pursuant to which Mr. Nelson serves as Treasurer and Chief Financial Officer. Pursuant to the Nelson Employment Agreement, Mr. Nelson’s initial annual base salary was $280,000. Mr. Nelson is entitled to participate in the Incentive Plan, with a target award equal to fifty-five percent (55%) of his base annual salary, prorated at 11.5% of his base annual salary for fiscal 2013 based on the commencement date of his employment. Mr. Nelson is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance. Pursuant to the Nelson Employment Agreement, in fiscal 2013 Mr. Nelson was granted the equity awards shown in the table above under the heading “Grants of Plan-Based Awards” in connection with the commencement of his employment.
Mr. Nelson’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Nelson’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Nelson Employment Agreement. Upon certain events of termination, Mr. Nelson is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Wahba Employment Agreement and Wahba Consulting Agreement
On February 13, 2012, the Company and Jeffrey A. Wahba entered into the Wahba Employment Agreement, pursuant to which Mr. Wahba served as Interim Co-Chief Executive Officer of the Company until the commencement of Mr. Keown’s employment, and continued to serve as Treasurer and Chief Financial Officer until his resignation of employment with the Company effective February 28, 2013. Pursuant to the Wahba Employment Agreement, Mr. Wahba received a base salary of $350,000 per annum through December 31, 2012 and $305,000 per annum from January 1, 2013 through February 28, 2013.
Following Mr. Wahba’s resignation of employment with the Company, pursuant to the Wahba Consulting Agreement, the Company engaged Mr. Wahba as a consultant to perform the services generally completed by the Chief Financial Officer of the Company, and serve in certain other capacities with the Company and its subsidiaries in order to accommodate the transition of Mr. Wahba’s responsibilities while the Company continued its search for a permanent Chief Financial Officer. In exchange for such services, the Company paid Mr. Wahba $285.00 per hour and provided certain COBRA benefits during the consulting period. Mr. Wahba provided consulting services to the Company under the Wahba Consulting Agreement from March 1, 2013 through May 22, 2013.
As a result of his resignation of employment with the Company, Mr. Wahba is entitled to certain severance payments and benefits described below under the heading “Change in Control and Termination Arrangements.”
Mortensen Employment Agreement
On April 4, 2012, the Company and Thomas W. Mortensen entered into an Employment Agreement (the “Mortensen Employment Agreement” and, together with the Keown Employment Agreement and Nelson Employment Agreement, the “Employment Agreements”), pursuant to which Mr. Mortensen serves as Senior Vice President of Route Sales. Pursuant to the Mortensen Employment Agreement, Mr. Mortensen’s initial annual base salary was $250,000, increased to $256,250 effective October 1, 2012. Mr. Mortensen is entitled to participate in the Incentive Plan, with a target award equal to fifty percent (50%) of his base annual salary. Mr. Mortensen is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance.
Mr. Mortensen’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Mortensen’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Mortensen Employment Agreement. Upon certain events of termination, Mr. Mortensen is entitled to the benefits described below under the heading “Change in Control and Termination Arrangements.”
Pension Benefits
The following table provides information as of the end of fiscal 2013 with respect to the Farmer Bros. Plan, a defined benefit plan for the majority of the Company’s employees who are not covered under a collective bargaining agreement, for each of the Named Executive Officers. For a complete understanding of the table, please read the narrative disclosures that follow the table.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael H. Keown	Farmer Bros. Salaried Employees Pension Plan	—	—	—
	Farmer Bros. Death Benefit Plan	—	—	—
Mark J. Nelson	Farmer Bros. Salaried Employees Pension Plan	—	—	—
	Farmer Bros. Death Benefit Plan	—	—	—
Jeffrey A. Wahba	Farmer Bros. Salaried Employees Pension Plan	—	—	—
	Farmer Bros. Death Benefit Plan	—	—	—
Mark A. Harding	Farmer Bros. Salaried Employees Pension Plan	2.33	63,344	—
	Farmer Bros. Death Benefit Plan	—	—	—
Thomas W. Mortensen	Farmer Bros. Salaried Employees Pension Plan	22.50	866,781	—
	Farmer Bros. Death Benefit Plan	—	56,597	—
Hortensia R. Gómez	Farmer Bros. Salaried Employees Pension Plan	4.50	109,443	—
	Farmer Bros. Death Benefit Plan	—	27,670	—

Named Executive Officers participate in the same contributory defined benefit pension plan offered to other non-union company employees; however Messrs. Keown, Nelson and Wahba were hired after participation in the plan was frozen, so no benefit is available to them. No benefits are available to a participant until he or she has five years of vesting service. Annuity benefits payable monthly under the Farmer Bros. Plan at normal retirement (age 65) are calculated as 1.50% of average compensation multiplied by the number of years of credited service, but not less than $60 per month for the first 20 years of credited service plus $80 per month for each year of credited service in excess of 20 years. For this formula, average compensation is defined as the monthly average of total pay received for the 60 consecutive months out of the 120 latest months before the retirement date which gives the highest average. However, no additional benefit accrual will be earned after June 30, 2011, which means that average compensation and credited service will be determined as of June 30, 2011, although service past that date will be counted for vesting. The formula above produces the amount payable as a monthly annuity for the life of the Named Executive Officer beginning as early as age 62. Benefits can begin as early as age 55 upon retirement (which would apply in the case of each of Mr. Mortensen and Ms. Gómez, who are over 55 and participate in the plan), but are subject to a 4% per year reduction for the number of years before age 62 when benefits began. Benefits under a predecessor plan are included in the figures shown in the table above. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $205,000 or the average of the employee’s highest three years of compensation.
While a present value is shown in the table, benefits are not available as a lump sum and must be paid in the form of an annuity. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our 2013 Form 10-K.
With respect to the Farmer Bros. Co. Death Benefit Plan, the Company provides a “death benefit” to certain of its employees and retirees, including the Named Executive Officers specified above, subject, in the case of current employees, to continued employment with the Company until retirement and certain other conditions related to the manner of employment termination and manner of death. The Company has purchased life insurance policies to fund the death benefit wherein the Company owns the policy but the death benefit is paid to the employee's or retiree's beneficiary upon the employee’s death, and any excess over that death benefit amount that may be paid out under the related insurance policy goes to the Company. The amount of the death benefit that the Company has agreed to provide for each participating employee was determined by the Company with respect to that employee but was not specifically related to the amount of compensation that the employee was receiving as of the time that the Company elected to grant the death benefit to the employee. Further, the amount of the death benefit is fixed at the time of grant and does not change in value based on term of service but can be reduced based on demotion of service during employment. Assuming that the participating employee remains qualified, payments of the death benefit are made to the employee’s beneficiary in a lump sum in the amount originally stated. Present values for the death benefit shown in the table above for each of the applicable executive officers were calculated based on the discounted value of the face amount of the executive officer’s respective death benefit factored for that executive officer’s life expectancy, using life expectancy tables provided by the U.S. Census Bureau.

Change in Control and Termination Arrangements
Change in Control Agreements
The Company has entered into a Change in Control Severance Agreement (“Severance Agreement”) with each of its current Named Executive Officers which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). Each Severance Agreement expires at the close of business on December 31, 2013, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2013 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2014, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his or her Severance Agreement will be deemed to have expired. The Severance Agreement with Mr. Wahba automatically expired upon his resignation of employment with the Company.
Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). In the event of certain termination events in connection with a Change in Control or Threatened Change in Control (as defined in the Severance Agreements), the current Named Executive Officers will be entitled to certain payments and benefits shown in the tables below.
Each Severance Agreement provides that while the relevant Named Executive Officer is receiving compensation and benefits thereunder, that Named Executive Officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.
Employment Agreements
Under the Employment Agreements with Messrs. Keown, Nelson and Mortensen, upon termination without Cause (as defined in the applicable Employment Agreement) or by such executive officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such executive officer will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under any Employment Agreement is conditioned upon execution of a general release of claims against the Company. Notwithstanding the foregoing, if the executive officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under his Employment Agreement.
Potential Payments Upon Termination or Change in Control
The following tables describe potential payments and benefits upon termination (including resignation, severance, retirement or a constructive termination) or a change in control, including under the agreements described above, to which our Named Executive Officers serving at the end of the last fiscal year would be entitled. The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below and assumes that the termination and/or change in control of the Company occurred at June 30, 2013.
The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.
The tables and discussion below do not reflect (i) payments that would be provided to each Named Executive Officer under the Farmer Bros. Plan following termination of employment on the last business day of the fiscal year; and (ii) the value of retiree medical, vision and dental insurance benefits and group life insurance, if any, that would be provided to each Named Executive Officer following such termination of employment, because, in each case, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.
The tables exclude Mr. Wahba who resigned his employment with the Company effective February 28, 2013 and ceased providing consulting services to the Company under the Wahba Consulting Agreement on May 22, 2013. Pursuant to the Wahba Employment Agreement, Mr. Wahba will receive as severance: (i) his base salary of $350,000, payable in monthly installments for a period of one (1) year from the date of his separation from service in accordance with the Company’s standard payroll practices; (ii) partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse for one (1) year from the date of his separation from service; and (iii) $124,208, representing his fiscal 2013 target bonus under the Incentive Plan prorated through the employment termination date. Vesting and exercise of all stock options and restricted stock awards granted to Mr. Wahba are governed by the terms and conditions of the applicable award agreements. In exchange for the foregoing payments, Mr. Wahba provided the Company a general release of claims as required under the Wahba Employment Agreement. At the time of his resignation of employment with the Company, Mr. Wahba was not vested in the ESOP and was not eligible to participate in the Farmer Bros. Plan due to the pension freeze and, therefore, was not entitled to any benefits under either of these plans.

MICHAEL H. KEOWN	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$950,000	$950,000	$475,000
Bonus Payments	$475,000	$475,000	$—	$475,000	$475,000	$475,000
Value of Accelerated Stock Options	$217,648	$217,648	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$187,404	$187,404	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$—	$—	$—	$—	$—	$—
ESOP	$7,564	$7,564	$—	$—	$—	$—
Health and Dental Insurance	$—	$12,698	$—	$25,396	$25,396	$12,698
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Death Benefit Plan	$—	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$887,616	$900,314	$—	$1,475,396	$1,475,396	$962,698

MARK J. NELSON	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$560,000	$560,000	$280,000
Bonus Payments	$32,000	$32,000	$—	$32,000	$32,000	$32,000
Value of Accelerated Stock Options	$1,841	$1,841	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$11,880	$11,880	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$—	$—	$—	$—	$—	$—
ESOP	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$12,947	$—	$25,893	$25,893	$12,947
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Death Benefit Plan	$—	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$45,721	$58,668	$—	$642,893	$642,893	$324,947

MARK A. HARDING	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$512,500	$512,500	$—
Bonus Payments	$—	$—	$—	$128,250	$128,250	$—
Value of Accelerated Stock Options	$198,569	$198,469	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$96,286	$96,286	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$63,344	$63,344	$63,344	$63,344	$63,344	$63,344
ESOP	$41,533	$41,533	$41,533	$49,098	$49,098	$41,533
Health and Dental Insurance	$—	$10,118	$—	$20,236	$20,236	$—
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Death Benefit Plan	$—	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$399,732	$409,750	$104,877	$798,428	$798,428	$104,877

THOMAS W. MORTENSEN	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$512,500	$512,500	$256,250
Bonus Payments	$128,250	$128,250	$—	$128,250	$128,250	$128,250
Value of Accelerated Stock Options	$68,884	$68,884	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$106,894	$106,894	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$866,781	$866,781	$866,781	$866,781	$866,781	$866,781
ESOP	$105,239	$105,239	$105,239	$112,789	$112,789	$105,239
Health and Dental Insurance	$—	$9,488	$—	$18,977	$18,977	$9,488
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Death Benefit Plan	$75,000	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$1,351,048	$1,285,536	$972,020	$1,664,297	$1,664,297	$1,366,008

HORTENSIA R. GÓMEZ	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$400,000	$400,000	$—
Bonus Payments	$—	$—	$—	$60,000	$60,000	$—
Value of Accelerated Stock Options	$13,903	$13,903	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$30,470	$30,470	$—	$—	$—	$—
Qualified and Non-Qualified Plans	$109,443	$109,443	$109,443	$109,443	$109,443	$109,443
ESOP	$56,451	$56,451	$56,451	$63,987	$63,987	$56,451
Health and Dental Insurance	$—	$5,749	$—	$11,498	$11,498	$—
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Death Benefit Plan	$100,000	$—	$—	$—	$—	$—
Total Pre-Tax Benefit	$310,267	$216,016	$165,894	$669,928	$669,928	$165,894

Base Salary Continuation
Severance Agreements
Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreement) or death, or by Resignation for Good Reason (as defined in the Severance Agreement), or (ii) a Threatened Change in Control (as defined in the Severance Agreement) occurs and the executive officer’s employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreement) by the Company other than for Cause, disability or death, or there is a Resignation for Good Reason by the executive officer (a “Change in Control Event”), such executive officer will be entitled to receive his or her base salary, excluding bonuses, at the rate in effect on the date of termination for a period of twenty-four (24) months, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the Severance Agreement) occurs, subject to the payment limitations with respect to “specified employees” under IRC Section 409A.
Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), the executive officer will continue to receive his or her base salary for a period of one (1) year from the effective termination date, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the applicable Employment Agreement) occurs, subject to the payment limitations with respect to “specified employees” under IRC Section 409A.
Bonus Payments
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the executive officer will receive a payment equal to one hundred percent (100%) of the executive officer’s target bonus for the fiscal year in which the date of termination occurs (or, if no target bonus has been assigned as of the date of termination, the average bonus paid to such executive officer for the last three (3) completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three (3)), such payment to be made in a lump sum, subject to the payment limitations with respect to “specified employees” under IRC Section 409A.
Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such executive officer will receive an amount equal to his or her target award under the Incentive Plan for the fiscal year in which such termination is effective, prorated for the partial fiscal year in which the termination is effective. Payment of such amount will be made in a lump sum within thirty (30) days after the end of the Company’s fiscal year in which the executive officer’s Separation from Service (as defined in the applicable Employment Agreement) occurs, subject to the payment limitations with respect to “specified employees” under IRC Section 409A. The Company will also pay a prorated portion of the target award under the Incentive Plan in the event of the executive officer’s death or disability.
Value of Accelerated Stock Options and Restricted Stock
Under the terms of the outstanding stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture.
The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 28, 2013 ($14.06). The value of the options is the aggregate spread between $14.06 and the exercise price of the accelerated options, if less than $14.06, while $14.06 is the intrinsic value of the restricted stock grants.
Under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4), the plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4)). The amounts in the tables above assume such discretionary authority was not exercised. Additionally, under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4), unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4)), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control. The amounts in the tables above assume such awards were continued, converted, assumed or replaced in connection with a Change in Control.
Qualified and Non-Qualified Plans; ESOP
Under each Severance Agreement, if a Change in Control Event occurs, subject to eligibility provisions of the plans, the executive officer will continue to participate in the tax-qualified and non-qualified retirement, savings and employee stock ownership plans of the Company during the twenty-four (24) month period following the executive officer’s date of termination unless he or she commences other employment prior to the end of the twenty-four (24) month period, in which case, such participation will end on the date of his or her new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the executive officer will be entitled to his or her vested benefits under the Farmer Bros. Plan and the ESOP.
Estimated qualified and non-qualified plan benefits shown in the tables above reflect the present value of the vested accumulated benefits under the Farmer Bros. Plan. Amounts shown in the tables above exclude vested employee contributions under the Farmer Bros. Plan.
Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees (estimated to be $7,564, $7,564, $7,564, $7,550, and $7,536, respectively, for Mr. Keown, Mr. Nelson, Mr. Harding, Mr. Mortensen and Ms. Gómez). The estimated value of the ESOP shares is based on $14.06 per share, the closing price of our Common Stock on June 28, 2013.

Participants become 100% vested under the ESOP upon death, disability and, subject to certain eligibility requirements, retirement.
Health and Dental Insurance
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the health, dental and life insurance benefits coverage provided to the executive officer at his or her date of termination will be continued by the Company during the twenty-four (24) month period following the executive officer ’s date of termination unless he or she commences employment prior to the end of the twenty-four (24) month period and qualifies for substantially equivalent insurance benefits with his or her new employer, in which case such insurance coverage will end on the date of qualification. The Company will provide for such insurance coverage at its expense at the same level and in the same manner as if the executive officer’s employment had not terminated (subject to the customary changes in such coverage if the executive officer retires under a Company retirement plan, reaches age 65, or similar events and subject to the executive officer’s right to make any changes in such coverage that an active employee is permitted to make). Any additional coverage the executive officer had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the executive officer was paying for such coverage at the time of termination will be paid by the executive officer. If the terms of any benefit plan do not permit continued participation, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the employee’s participation in the Company’s medical insurance program offered to all non-union employees.
Employment Agreements
Under the Employment Agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable Employment Agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable Employment Agreement), such executive officer will continue to receive partially Company-paid COBRA coverage under the Company’s health care plan for a period of one (1) year after the effective termination date.
Company Benefit Plans
Under the Company’s group health plan, an employee who becomes totally disabled and his or her covered dependents will be eligible for coverage one year from the date disability began or a period equal to the time the employee was enrolled under the plan, whichever is less.
Outplacement Services
Under each Severance Agreement, if a Change in Control Event occurs, the Company will provide the executive officer with outplacement services at the expense of the Company, in an amount up to $25,000.
Death Benefit Plan
As described above under the heading “Pension Benefits,” the Company provides a “death benefit” to certain of its employees and retirees, including Mr. Mortensen and Ms. Gómez. The amounts shown in the tables above represent the death benefit to which each of Mr. Mortensen and Ms. Gomez are entitled under the death benefit plan. The Company has purchased life insurance policies to fund the death benefit wherein the Company owns the policy but the death benefit is paid to the employee's or retiree's beneficiary upon the employee’s death, and any excess over that death benefit amount that may be paid out under the related insurance policy goes to the Company. The amounts shown in the table above represent the value of the death benefit payable by a third-party insurance company under this arrangement.

In addition, under each Severance Agreement, if the executive officer is covered by a split-dollar or similar life insurance program at the date of termination, he or she will have the option to have such policy transferred to him or her upon termination provided the Company is paid for its interest in the policy upon such transfer. The amounts shown in the tables above assume no such option is exercised.

Indemnification
The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described below under the heading “Director Compensation—Director Indemnification.” The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Background
As part of the Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables.
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Named Executive Officers, subject to Board review prior to approval in the case of equity compensation awards. Consistent with our compensation philosophy and objectives, our executive compensation program for our Named Executive Officers has been designed to balance compensation elements and levels that attract, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stock performance and stockholder interests. The program rewards superior performance and provides consequences for underperformance. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.
We emphasize pay-for-performance. Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. In fiscal 2013, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. The Compensation Committee established operating cash flow, defined as income from operations after executive bonus accruals, excluding non-recurring items such as income from the sale of capital assets, severance paid or payable to terminated employees, interest expense, depreciation and amortization, pension related expense and ESOP compensation expense, of $26.5 million as a threshold to any bonus payout under the Incentive Plan. In fiscal 2013, loss from operations was $(4.1) million compared to $(22.1) million in fiscal 2012, primarily due to improvement in gross profit. As a result, the Company achieved the operating cash flow threshold under the Incentive Plan, resulting in aggregate bonuses in the amount of $924,473 to our current Named Executive Officers based on the extent of achievement of operating cash flow and individual participant goals.
We believe our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based awards under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4) intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2013, approximately 34% of target total direct compensation was in the form of equity; approximately 33% was base salary; and approximately 33% was short-term incentive cash compensation under the Incentive Plan.
For our Named Executive Officers (other than Mr. Keown), on average, in fiscal 2013 approximately 29% of target total direct compensation was in the form of equity; approximately 48% was base salary; and approximately 22% was short-term incentive cash compensation under the Incentive Plan.
Stock options for 117,828 shares have been exercised since inception of the Omnibus Plan, and 385,946 shares issuable under outstanding stock options are “in the money” as of October 17, 2013.

We are committed to good governance and providing pay opportunities that reflect best practices. Executive officer compensation is determined by the Compensation Committee which is composed solely of independent directors. The Compensation Committee has authority to retain independent compensation consultants to provide it with advice on matters related to executive compensation. In fiscal 2013, the Compensation Committee engaged Mercer and Strategic Apex Group to advise on certain executive officer compensation matters as described in the Compensation Discussion and Analysis section above under the heading “Oversight of the Executive Compensation Program—Compensation Committee Consultants.”
The Company intends to provide pay opportunities that reflect best practices and that also acknowledge the Company's current circumstances and historical results. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk-taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a Change in Control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of three years, or, in the case of restricted stock awards, cliff vest at the end of three years;

•	Maintains compensation programs that have a strong pay-for-performance orientation;

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock; and

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement.

In light of the results of the stockholder advisory vote to approve the compensation of our named executive officers in fiscal 2012, we propose amending and restating the Omnibus Plan in the form of the proposed Amended Equity Plan, and making certain other adjustments to our incentive compensation program under the Incentive Plan. During fiscal 2013 the Compensation Committee evaluated the Company’s executive compensation programs, particularly the Omnibus Plan, which resulted in the proposed Amended Equity Plan, included herein as Proposal No. 4, as well as certain adjustments to the Company’s incentive compensation program under the Incentive Plan.
The Compensation Committee intends to maintain the ability to incorporate equity-based elements in the Company’s executive compensation program in fiscal 2014; however the Compensation Committee intends to implement the following material changes to the Omnibus Plan, subject to stockholder approval of the Amended Equity Plan under Proposal No. 4:

•	Increase the number of shares of Common Stock authorized for issuance pursuant to awards under the Omnibus Plan by 250,000, from 1,125,000 shares to 1,375,000 shares;

•	Limit the types of equity awards available to be granted under the Amended Equity Plan to performance-based options and restricted stock;

•	Limit participants in the Amended Equity Plan to directors, officers and other employees of the Company;

•
Limit the performance criteria that will be used to establish performance goals under the plan to (i) net sales or revenue; (ii) net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or (iii) cash flow (including, but not limited to, operating cash flow and free cash flow);

•	Reduce the maximum number of shares of stock with respect to one or more awards that may be granted to any one participant during any calendar year from 250,000 to 75,000;

•	Require that all options issued to employees include performance criteria or performance goals, unless issued in connection with the commencement of employment as an executive of the Company;

•	Provide for forfeiture of unvested awards upon termination of employment or termination of directorship, except as otherwise determined by the plan administrator;

•	Prohibit awards of restricted stock to employees except in connection with the commencement of employment as an executive of the Company; and

•
Prohibit delegation of administration of the plan to another committee or subcommittee of the Board, or authority to grant or amend awards to participants to a committee of one or more members of the Board or one or more officers of the Company.

For fiscal 2014, the Compensation Committee has determined that Company financial performance under the Incentive Plan will be weighted at 90% compared to 80% in fiscal 2013. Company financial performance will be gauged by the level of achievement of modified net income and modified operating cash flow, in each case as determined from the Company’s audited financial statements. “Modified net income” is defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets. “Modified operating cash flow” is defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll, expenses and other current liabilities. Subject to the Compensation Committee’s discretion under the Incentive Plan, threshold modified net income equal to no less than 90% of the modified net income target approved by the Compensation Committee must be achieved in fiscal 2014 to earn any bonus payout under the Incentive Plan. Assuming this threshold is reached, then a percentage of achievement ranging from 90% to 200% will be assigned for each of modified net income and modified operating cash flow, respectively, in proportion to the level of modified net income and modified operating cash flow, respectively, achieved. Following that calculation of achievement for each of modified net income and operating cash flow, an overall Company financial performance achievement percentage will be calculated by giving modified net income percentage achievement 80% weight and giving modified operating cash flow 20% weight. We believe that the modified net income and modified operating cash flow targets approved by the Compensation Committee represent challenging goals that will offer a fair probability of achievement to incentivize the executive officers, and, if achieved (or surpassed), will reflect improvement in Company profitability which we believe will enhance stockholder value.
Individual goals will be weighted at 10% in fiscal 2014 compared to 20% in fiscal 2013. The Compensation Committee has provided a non-exclusive list of individual goals to each Named Executive Officer for fiscal 2014, which the Compensation Committee may take into account as well as other factors and give each of them weight (or ignore them as factors) as it reasonably determines. After the end of fiscal 2014, the Compensation Committee will evaluate those listed goals as well as other reasonable factors it considers to be germane to the Named Executive Officer’s performance for the fiscal year and assign a value of up to 10% with respect to such Named Executive Officer’s level of overall individual performance. The individual performance achievement will then be multiplied by the percentage of achievement of the Company overall financial performance achievement, the result will be added to the Company overfall financial performance achievement and the resulting sum will be multiplied by the Named Executive Officer's target award percentage. The resulting percentage would then be multiplied by the Named Executive Officer's base salary to calculate the preliminary bonus award.
The Compensation Committee believes that these changes to the Incentive Plan for fiscal 2014 more closely tie incentive cash bonus awards under the Incentive Plan to Company performance.

Required Vote
The approval of the advisory vote to approve our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will consider the outcome of the vote and those opinions when making future compensation decisions.
We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2014 Annual Meeting of Stockholders.
Recommendation
The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately, has taken into account the opinions expressed by our stockholders, and is working to ensure that our executives’ interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADVISORY (NON-BINDING) RESOLUTION INDICATING THE APPROVAL OF
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE PROPOSED FARMER BROS. CO.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
We are asking stockholders to approve the proposed Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, or Amended Equity Plan, which is an amendment and restatement of, and successor to, the Farmer Bros. Co. 2007 Omnibus Plan, as approved by the Company’s stockholders on December 6, 2007, and as amended with the approval of the Company’s stockholders on December 6, 2012. On October 11, 2013, the Company’s Board of Directors adopted the Amended Equity Plan, subject to stockholder approval at the Annual Meeting.
If the Amended Equity Plan is not approved, the Company does not expect to have sufficient shares available to issue equity awards under the Omnibus Plan in fiscal 2014 beyond the annual awards expected to be granted in December 2013, including any awards for such purposes as inducing new executives to join the Company. The Board believes that in order to attract and retain qualified non-employee directors and senior management personnel, it is necessary for the Company to have the ability to grant shares of the Company’s Common Stock in the form of equity awards permitted under the Amended Equity Plan.
As of October 17, 2013, there were 201,508 total shares remaining available for issuance under the Omnibus Plan without giving effect to the proposed additional 250,000 share increase under the Amended Equity Plan. As of October 17, 2013, the closing price of our Common Stock was $15.65.
Material Changes to the Omnibus Plan
The Amended Equity Plan would implement the following material changes to the Omnibus Plan, subject to stockholder approval of the Amended Equity Plan:

•
Increase the number of shares of Common Stock authorized for issuance pursuant to awards under the Omnibus Plan by 250,000, from 1,125,000 shares to 1,375,000 shares. Based on our historical usage and presuming stockholder approval of this proposal, we estimate that the shares reserved for issuance under the Amended Equity Plan would be sufficient for approximately two years, assuming we continue to grant awards consistent with our historical usage and current practices, and noting that future circumstances or market or other conditions may result in a different outcome;

•	Limit the types of equity awards available to be granted under the Amended Equity Plan to performance-based options and restricted stock;

•	Limit participants in the Amended Equity Plan to directors, officers and other employees of the Company;

•
Limit the performance criteria that will be used to establish performance goals under the plan to (i) net sales or revenue; (ii) net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or (iii) cash flow (including, but not limited to, operating cash flow and free cash flow);

•	Reduce the maximum number of shares of stock with respect to one or more awards that may be granted to any one participant during any calendar year from 250,000 to 75,000;

•	Require that all options issued to employees include performance criteria or performance goals, unless issued in connection with the commencement of employment as an executive of the Company;

•	Provide for forfeiture of unvested awards upon termination of employment or termination of directorship, except as otherwise determined by the plan administrator;

•	Prohibit awards of restricted stock to employees except in connection with the commencement of employment as an executive of the Company;

•	Limit the value of restricted stock awards granted to any non-employee director to an amount not more than $30,000 annually; and

•
Prohibit delegation of administration of the plan to another committee or subcommittee of the Board, or authority to grant or amend awards to participants to a committee of one or more members of the Board or one or more officers of the Company.

Stockholder Approval Requirement
The Amended Equity Plan will become effective upon approval by the Company’s stockholders at the Annual Meeting. Unless and until stockholders approve the Amended Equity Plan, the Company will continue to grant awards under the terms of the Omnibus Plan and from the shares available for issuance under the Omnibus Plan, without regard to the amendment and restatement being proposed in this Proposal No. 4.
Stockholder approval of the Amended Equity Plan is necessary in order for us to (i) meet the stockholder approval requirements under applicable Nasdaq rules, (ii) take tax deductions for certain compensation resulting from awards granted under the Amended Equity Plan that may be intended to qualify as performance-based compensation under IRC Section 162 (m) and (iii) grant ISOs under the Amended Equity Plan. Under our current practice, we do not grant ISOs, although we may choose to grant ISOs in the future. Specifically, approval of the Amended Equity Plan will constitute approval of the performance criteria set forth in the Amended Equity Plan pursuant to the stockholder approval requirements of IRC Section 162(m), which will enable us to award performance-based compensation within the meaning of Section 162 (m) through our 2018 Annual Meeting of Stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Amended Equity Plan will constitute approval pursuant to the stockholder approval requirements of IRC Section 422 relating to ISOs.
Compensation Best Practices
The Amended Equity Plan authorizes the grant of equity-based compensation in the form of performance-based options and restricted stock, or any combination thereof, for the purpose of providing our directors, officers, and other employees compensation, incentives and rewards for performance. Similar to the Omnibus Plan, the Amended Equity Plan both continues and enhances a broad range of compensation best practices, including the following:

•
Limitation on Shares Available for Issuance. The increase in the maximum number of shares available for issuance under the Amended Equity Plan by 250,000 from 1,125,000 under the Omnibus Plan to 1,375,000 under the Amended Equity Plan, would represent, if fully issued, approximately 1.5% of the Company’s outstanding shares as of October 17, 2013.

•
Limitation on Grants. The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year under the Amended Equity Plan is 75,000, subject to adjustment for certain corporate transactions or events affecting the number or type of outstanding shares of Common Stock, as described below.

•	Limitation on Term of Stock Option Grants. The term of each stock option will not exceed ten years.

•
Limitation on Share Counting. Shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award, may not again be made available for issuance under the Amended Equity Plan.

•
No Repricing or Grant of Discounted Stock Options. No stock option may be amended to reduce the per share exercise price of the shares subject to such stock option below the per share exercise price as of the date the stock option is granted and, except as otherwise permitted in the Amended Equity Plan, no stock option may be granted in exchange for, or in connection with, the cancellation or surrender of a stock option having a higher per share exercise price. The Amended Equity Plan prohibits the granting of stock options with an exercise price less than 100% of the fair market value (as defined in the Amended Equity Plan) on the date of grant.

•
Section 162(m) Qualification. The Amended Equity Plan, like the Omnibus Plan, is designed to allow the Company to grant awards under the Amended Equity Plan that may be intended to qualify as performance-based compensation under IRC Section 162(m).

•
Independent Administration. The Compensation Committee of the Company’s Board of Directors, which consists of only non-employee directors, generally administers the Amended Equity Plan, while the Board of Directors administers the Amended Equity Plan with respect to awards granted to non-employee directors.

Background for the Current Request to Increase the Share Reserve
In its determination to recommend that the Board approve the Amended Equity Plan, the Compensation Committee reviewed the analysis prepared by Strategic Apex Group, its independent compensation consultant, as well as analyses developed and presented by members of the Compensation Committee, including burn rate, dilution and overhang metrics, peer group market practices and trends, historical market performance and the cost of the Amended Equity Plan. The Compensation Committee and the Board also considered that stockholder approval of the Omnibus Plan or Amended Equity Plan would be required for the Compensation Committee to have discretion to grant awards which may be intended to qualify as performance-based compensation for purposes of IRC Section 162(m), preserving the deductibility of such performance-based awards for federal income tax purposes.
Summary of the Amended Equity Plan
The material terms of the Amended Equity Plan are summarized below. This summary is qualified in its entirety by reference to the Amended Equity Plan, a copy of which is attached to this Proxy Statement as Appendix A. You are encouraged to read the Amended Equity Plan in its entirety.
Purpose
The principal purpose of the Amended Equity Plan is to promote the success and enhance the stockholder value of the Company by linking the personal interests of directors, officers and other employees of the Company to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Amended Equity Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of directors, officers and other employees of the Company. The Amended Equity Plan is designed to enable us to grant performance-based awards that may be intended to qualify as “performance-based compensation” under IRC Section 162(m).
Shares Available
As of October 17, 2013, there were 201,508 total shares remaining available for issuance under the Omnibus Plan, subject to the replenishment provisions described below. If the Company’s stockholders approve the Amended Equity Plan, the number of shares reserved for issuance will be increased by 250,000 shares.
Subject to certain permitted adjustments, the number of shares authorized for grant as ISOs will be no more than the total number of shares authorized for grant under the Amended Equity Plan. Shares delivered pursuant to an award may consist of authorized and unissued shares, issued shares reacquired by the Company, shares purchased by the Company on the open market, or shares held in trust for issuance under the plan. If any award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares are issued under the Amended Equity Plan to a participant and are thereafter reacquired by the Company, the shares subject to such awards and the reacquired shares shall again be available for granting awards under the Amended Equity Plan. The payment in cash of dividends and any awards that are settled in cash rather than by issuance of shares will not be counted against the total number of shares available for issuance under the Amended Equity Plan. Shares surrendered for the payment of the exercise price or withholding taxes under awards, and shares tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any award may not again be made available for issuance under the Amended Equity Plan.
Unless and until the Company’s stockholders approve the Amended Equity Plan, we will continue making grants under the terms and conditions of the Omnibus Plan with respect to the 201,508 shares remaining available for issuance under the Omnibus Plan as of October 17, 2013.
Administration
The Amended Equity Plan is administered by the Compensation Committee of the Board. To administer the Amended Equity Plan, the Compensation Committee must consist of three or more members of the Board, each of whom is an “outside director,” within the meaning of IRC Section 162(m), a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “independent director” within the meaning of the Nasdaq Stock Market. Subject to the terms and conditions of the Amended Equity Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Amended Equity Plan. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Amended Equity Plan. The Board may at any time re-vest in itself the authority to administer the Amended Equity Plan (except with respect to matters which Rule 16b-3 under the Exchange Act or IRC Section 162(b) require the Compensation Committee to administer). The full Board will administer the Amended Equity Plan with respect to awards to non-employee directors. The Amended Equity Plan prohibits delegation of administration of the plan to another committee or subcommittee of the Board, or authority to grant or amend awards to participants to a committee of one or more members of the Board or one or more officers of the Company.
Eligibility
Persons eligible to participate in the Amended Equity Plan are all of our non-employee members of our Board (currently six members) and approximately 1,775 employees of the Company and its subsidiaries, as determined and selected by the plan administrator. Only employees may be granted ISOs. It is expected that awards will be made to approximately 17 employees, and the non-employee directors. Stockholder approval of the class of eligible participants under the Amended Equity Plan and the limits on the number of awards granted to any one participant under the Amended Equity Plan also is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under IRC Section 162(m), as described below.
Awards
The Amended Equity Plan provides for the grant of performance-based options and restricted stock, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Performance-Based Options
Stock options, including ISOs, as defined under IRC Section 422, and nonqualified stock options may be granted pursuant to the Amended Equity Plan. The exercise price of all stock options granted pursuant to the Amended Equity Plan will not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. In general, the fair market value will be the closing sales price for a share of our Common Stock as quoted on the Nasdaq on the date of grant, which as of October 17, 2013 was $15.65. Stock options may vest and become exercisable as determined by the plan administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock, however, will have an exercise price that is not less than 110% of the fair market value of the Company’s Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which stock options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as IRC Section 422.
The Amended Equity Plan requires that all options issued to employees under the plan include performance criteria or performance goals, unless issued in connection with the commencement of employment as an executive of the Company. The Amended Equity Plan provides that the performance criteria that will be used to establish performance goals with respect to any awards are limited to the following, either individually, alternatively or in any combination:

•	net sales or revenue;

•	net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or

•	cash flow (including, but not limited to, operating cash flow and free cash flow).
Such performance criteria may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the plan administrator in the award.

The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in IRC Section 162(m), that may be intended to be performance-based compensation within the meaning of IRC Section 162(m) in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied.

Restricted Stock
Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the Compensation Committee (or the Board, in the case of awards to non-employee directors). Restrictions may be based on continuing service to the Company or achieving one or more of the performance criteria listed above. Restricted stock, typically, may be forfeited for no consideration or repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred, until the restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse. The Amended Equity Plan prohibits awards of restricted stock to employees except in connection with the commencement of employment as an executive of the Company. In addition, the Amended Equity Plan limits the value of restricted stock awards granted to any non-employee director to an amount not more than $30,000 annually.
Payment Methods
The Administrator will determine the methods, terms and conditions by which the exercise price of an option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, by directing the Company to withhold such number of shares of stock otherwise issuable in connection with the exercise of the option having an aggregate fair market value equal to the exercise price, shares of stock, or other property acceptable to the plan administrator and payment through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise, price. However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the Amended Equity Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company, in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award. No fractional shares of stock will be issued and the plan administrator will determine, in its sole discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.
Limitations on Transfer and Per-Person Limitations
Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the plan administrator. Awards may not be pledged or otherwise encumbered. The maximum number of shares of stock with respect to one or more awards that may be granted to any one participant during any calendar year is 75,000.
Corporate Transactions
In the event of a change of control where the acquirer does not assume or replace awards granted under the Amended Equity Plan, awards issued under the Amended Equity Plan will be subject to accelerated vesting such that 100% of such award will become vested and exercisable or payable, as applicable. Under the Amended Equity Plan, a change of control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the incumbent Board cease for any reason to constitute at least a majority of the Board; or (iii) the approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction).
Adjustments
In the event of certain corporate transactions or events affecting the number or type of outstanding shares of Common Stock, including, for example, a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or distribution of Company assets to stockholders (other than normal cash dividends), the plan administrator will make adjustments as it deems appropriate. These adjustments include changing the aggregate number and type of shares that may be issued under the Amended Equity Plan; the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and the grant, exercise or purchase price per share for any outstanding awards under the Amended Equity Plan. The plan administrator may also make adjustments in the terms of awards in connection with certain acquisitions, any unusual or nonrecurring transactions or events affecting the Company or its financial statements, or any changes in applicable laws, regulations or accounting principles.
Forfeiture
Except as otherwise determined by the plan administrator at the time of the grant of the award or thereafter, upon a participant’s termination of employment or termination of directorship prior to vesting, options that are at that time subject to restrictions will be forfeited under such terms as the plan administrator determines; provided, however, that the plan administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to options will be waived in whole or in part in the event of a participant’s termination of employment or termination of directorship under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to options.
Amendment and Termination
The Board may terminate, amend or modify the Amended Equity Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain stockholder approval of any plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the plan that increases the number of shares available under the plan (other than any adjustment in connection with corporate transactions and the other adjustments described above). Absent approval of the stockholders of the Company, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option is granted and, except as permitted in connection with a corporate transaction or other adjustment described above, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.
Material Federal Income Tax Consequences
The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the Amended Equity Plan.
Tax Consequences to Participants
A participant receiving non-qualified stock options should not recognize taxable income upon grant. Generally, participants will recognize ordinary income on exercise in an amount equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of shares generally will be the fair market value of the stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss.
A participant receiving ISOs should not recognize taxable income upon grant. Additionally, participants generally recognize no taxable income on exercise of an ISO. Instead, they have gain, taxable at capital gains rates, upon the disposition of the stock acquired on exercise of the ISO in an amount equal to the excess of the amount realized on disposition of the stock over the exercise price of the ISO. (In some cases, participants may become subject to tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes.) The special tax treatment afforded to ISOs is only available, however, if the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted. If the participant disposes of stock before the expiration of this holding period, a “disqualifying disposition” occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (1) the fair market value of the stock on the date of exercise and (2) the amount realized upon disposition of the stock over the exercise price paid for the stock. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.
A participant receiving restricted stock should not recognize taxable income upon grant. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.
Tax Consequences to the Company
Generally, any time a participant recognizes taxable income, as opposed to capital gain, as the result of the settlement of any award under the Amended Equity Plan, the Company will be entitled to a deduction equal to the amount of income recognized by the participant.
IRC Section 162(m) Limitation
In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in IRC Section 280G) in any one year. However, under Section 162(m), the deduction limit does not apply to certain qualified “performance-based compensation” if (i) the award is granted by a compensation committee composed solely of two or more “outside directors,” (ii) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (iii) the plan is approved by stockholders and (iv) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the stock option is not less than the fair market value of the stock on the date of grant), and for awards other than stock options, established performance criteria that must be met before the award actually will vest or be paid.
The Amended Equity Plan is designed to meet the requirements of Section 162(m); however, awards other than stock options granted under the Amended Equity Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the Amended Equity Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be deductible to the Company.
This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Equity Plan. Different tax rules may apply to specific participants and transactions under the Amended Equity Plan.

Awards Granted Under the Amended Equity Plan
The number of awards that the Company’s non-employee directors, executive officers and other employees may receive under the Amended Equity Plan is in the discretion of the Compensation Committee and the Board and therefore cannot be determined in advance. Certain tables under the headings "Director Compensation - Equity Compensation" and “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to the Company’s non-employee directors and Named Executive Officers under the Omnibus Plan.

The following table provides information as of October 17, 2013, with respect to option awards granted under the Omnibus Plan to our individual Named Executive Officers, directors and other groups since the inception of the Omnibus Plan in 2007.
OPTION AWARDS GRANTED UNDER
FARMER BROS. CO. 2007 OMNIBUS PLAN
SINCE INCEPTION OF OMNIBUS PLAN THROUGH OCTOBER 17, 2013

Name and Position	Number of Shares Underlying Option Grants
Michael H. Keown, President, Chief Executive Officer and Director	140,000
Mark J. Nelson, Treasurer and Chief Financial Officer	29,446
Jeffrey A. Wahba, Former Treasurer and Chief Financial Officer; Former Interim Co-CEO	157,000
Mark A. Harding, Senior Vice President of Operations	90,451
Thomas W. Mortensen, Senior Vice President of Route Sales	45,743
Hortensia R. Gómez, Vice President, Controller and Assistant Treasurer	20,555
All current executive officers as a group	326,195
All current directors who are not executive officers as a group	0
Charles F. Marcy, Nominee for election as a director	0
Christopher P. Mottern, Nominee for election as a director	0
All employees, including all current officers who are not executive officers, as a group (1)	1,457,171
__________
(1) Includes 793,943 shares cancelled or forfeited.

THE BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF THE PROPOSED
FARMER BROS. CO. AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE PLAN.

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.
Non-employee members of the Board receive a combination of cash and stock-based compensation. Directors who are Company employees are not paid any additional fees for serving on the Board or for attending Board meetings.
Cash Compensation
Each non-employee director receives an annual retainer of $30,000, payable quarterly in advance, and meeting fees of $1,500 for each Board meeting, $2,500 for each Compensation Committee or Audit Committee meeting, and $1,500 for each Nominating Committee meeting attended; provided if more than one meeting (Board or committee) is held and attended on the same date, maximum meeting fees are $4,000. In addition, in fiscal 2013, meeting fees for Audit Committee meetings held primarily for purposes of conducting the Chief Financial Officer search were limited to $1,500 per meeting, consistent with meeting fees paid to committees formed for such purposes in the past.
In addition, the following committee chairs receive additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee, $7,500. Board members are also entitled to reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.
Equity Compensation
Each non-employee director receives a grant of restricted stock having a value equal to $30,000, such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock is based on the closing price per share of our Common Stock on the date such grant is made. In fiscal 2013, the annual grant of restricted stock was made on December 7, 2012. Each non-employee director received a grant of 2,540 shares of restricted stock based on the closing price per share of our Common Stock on December 7, 2012 ($11.81).
Stock Ownership Guidelines
Under the Stock Ownership Guidelines adopted by the Board, non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4). Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family.
Until the applicable guideline is achieved, each non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan (or the Amended Equity Plan, assuming stockholder approval thereof under Proposal No. 4), such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.

 Director Compensation Table
The following table shows fiscal 2013 non-employee director compensation:

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value ($) (9)	All Other Compensation ($)	Total ($)
Hamideh Assadi(3)(4)(5)(6)(7)	71,750	29,997	—	2,313	104,060
Guenter W. Berger(3)(5)(8)	39,750	29,997	—	6,283	76,030
Randy E. Clark(4)(5)(6)	45,500	29,997	—	—	75,497
Jeanne Farmer Grossman(4)(5)	66,000	29,997	—	—	95,997
Martin A. Lynch(5)(6)	61,750	29,997	—	—	91,747
James J. McGarry(4)(5)	53,500	29,997	—	—	83,497
John H. Merrell(4)(5)(6)	33,750	—	—	—	33,750
 __________

(1)	Mr. Keown, the Company’s President and Chief Executive Officer, is not included in this table since he received no compensation for his service as a director in fiscal 2013.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each non-employee director received a grant on December 7, 2012 of 2,540 shares of restricted stock, which generally vest over three years in equal annual installments, with a grant date fair value under FASB ASC Topic 718 of $11.81 per share, based on the closing price of our Common Stock on that date of $11.81. The aggregate number of restricted stock awards outstanding at June 30, 2013 for each non-employee director is: Ms. Assadi, 6,183 shares; Mr. Berger, 6,923 shares; Mr. Clark, 2,540 shares; Ms. Grossman, 6,923 shares; Mr. Lynch, 7,669 shares; and Mr. McGarry, 6,923 shares, including, in the case of each of Messrs. McGarry and Lynch, 3,516 shares of restricted stock which are expected to be forfeited upon their ceasing to serve on the Board of Directors beyond the Annual Meeting. Mr. Merrell forfeited 4,383 shares of restricted stock upon his ceasing to serve on the Board of Directors beyond the 2012 Annual Meeting and, as a result, held no shares of restricted stock as of June 30, 2013.

(3)
Represents the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2012 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013.

(4)
During fiscal 2013, Hamideh Assadi, Randy E. Clark, Jeanne Farmer Grossman, James J. McGarry and John H. Merrell served as members of the Compensation Committee. Mr. Clark was appointed to the Compensation Committee on December 6, 2012. Mr. McGarry served as Chairman and a member of the Compensation Committee through December 6, 2012. Mr. Merrell served as a member of the Compensation Committee through the end of his term as a director on December 6, 2012. Ms. Grossman was appointed Chair of the Compensation Committee on December 6, 2012.

(5)
During fiscal 2013, Hamideh Assadi, Guenter W. Berger, Randy E. Clark, Jeanne Farmer Grossman, Martin A. Lynch, James J. McGarry and John H. Merrell served as members of the Nominating Committee. Mr. Clark was appointed to the Nominating Committee on December 6, 2012. Mr. Merrell served as a member of the Nominating Committee through the end of his term as a director on December 6, 2012. Mr. McGarry has served as Chairman of the Nominating Committee since August 29, 2011. Mr. Lynch intends to serve as a member, and Mr. McGarry intends to serve as a member and Chairman, of the Nominating Committee through the end of their terms as directors at the Annual Meeting.

(6)
During fiscal 2013, Hamideh Assadi, Randy E. Clark, Martin A. Lynch and John H. Merrell served as members of the Audit Committee. Mr. Clark was appointed to the Audit Committee on December 6, 2012. Mr. Merrell served as a member and Chairman of the Audit Committee through the end of his term as a director on December 6, 2012. Mr. Lynch intends to serve as a member and Chairman of the Audit Committee through the end of his term as a director at the Annual Meeting.

(7)
All Other Compensation for Ms. Assadi includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan ($2,030) and the economic benefit of the associated life insurance policy ($283).

(8)
All Other Compensation for Mr. Berger includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan ($3,956) and the economic benefit of the associated life insurance policy ($2,327).

(9)
The aggregate change in the actuarial pension value of Ms. Assadi's and Mr. Berger's accumulated benefits under the Farmer Bros. Plan was ($7,482) and ($32,357), respectively, due to the payment of benefits to each of them under the plan in fiscal 2013.

Director Indemnification
Under Farmer Bros.’ Certificate of Incorporation and By-Laws, the directors are entitled to indemnification from the Company to the fullest extent permitted by Delaware corporate law. Following approval by the Compensation Committee and review by independent counsel on behalf of the Compensation Committee, the Board of Directors has approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.
The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.
Under the policy, upon referral by the Chief Compliance Officer or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•
The materiality of the related person’s interest, including the relationship of the related person to the Company, the nature and importance of the interest to the related person, the amount involved in the transaction, whether the transaction has the potential to present a conflict of interest, whether there are business reasons for the Company to enter the transaction, and whether the transaction would impair the independence of any independent director;

•	Whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•
The availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•
Whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•	Such additional factors as the Audit Committee determines relevant.
The Audit committee may impose conditions or guidelines on any related person transaction, including, but not limited to: (i) conditions relating to on-going reporting to the Audit Committee and other internal reporting; (ii) limitations on the amount involved in the transaction; (iii) limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and (iv) other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest.
The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and Nasdaq rules.
Related Person Transactions
Since the beginning of fiscal 2013, related person transactions reviewed and approved by the Audit Committee include the following:
John M. Anglin, the Company’s former Secretary, is a Partner in, and Teri L. Witteman, the Company’s current Secretary, is an attorney with, the law firm of AFRCT, which provides legal services to the Company. In fiscal 2013, we paid AFRCT $415,947 for such services. We expect to continue to engage AFRCT to perform legal services in fiscal 2014.

The son of Carol Farmer Waite, the beneficial owner of more than five percent (5%) of the Company’s voting securities, is a non-executive employee of the Company acting as Vice President of Coffee. Mr. Waite’s fiscal 2013 compensation (including salary, bonus, stock based compensation, life insurance premium, ESOP allocation, 401(k) matching contribution) was $269,077. Additionally, Mr. Waite’s fiscal 2014 compensation is expected to exceed $120,000.

AUDIT MATTERS
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2013.
The Audit Committee has discussed with EY the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s 2013 Form 10-K for filing with the SEC.
Audit Committee of the Board of Directors
Martin A. Lynch, Chairman
Hamideh Assadi
Randy E. Clark
Independent Registered Public Accounting Firm
From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by EY in accordance with the pre-approval policies and procedures described below.
The following table sets forth the aggregate fees billed by EY for fiscal 2013 and fiscal 2012 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

Type of Fees	Fiscal 2013	Fiscal 2012
Audit Fees	$926,483	$507,000
Audit-Related Fees	—	—
Tax Fees	24,240	44,205
All Other Fees	—	—
Total Fees	$950,723	$551,205
Audit Fees
In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees that the Company paid to EY for the audit of the Company’s annual consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Q’s; for the audit of the Company’s internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. As discussed in Note 2, “Restatement,” and Note 19, “Selected Quarterly Financial Data (Unaudited),” of the Notes to Consolidated Financial Statements contained in Part II, Item 8 of the Company’s Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC on October 9, 2013 ("2013 Form 10-K"), the Company restated in the 2013 Form 10-K its consolidated financial statements for certain prior periods to correct certain errors in those financial statements.  The increase in fees in fiscal 2013 compared to fiscal 2012 is related primarily to the additional work that EY performed in connection with that restatement.

Audit-Related Fees
“Audit-Related Fees” are fees for assurance and related services and various filings that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance under Section 303 of the Sarbanes-Oxley Act of 2002 and related regulations. There were no such fees in fiscal 2013 or fiscal 2012.
Tax Fees
“Tax Fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. All Tax Fees in the last two fiscal years were related to tax compliance (review and preparation of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and tax advice (tax expense deductions).
All Other Fees
“All Other Fees” are fees for any services not included in the first three categories. There were no such fees in fiscal 2013 or fiscal 2012.
Pre-Approval of Audit and Non-Audit Services
Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.
In fiscal 2013, there were no fees paid to EY under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

OTHER MATTERS
Annual Report and Form 10-K
The 2013 Annual Report to Stockholders (which includes the Company’s 2013 Form 10-K) accompanies this Proxy Statement. The 2013 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company’s 2013 Form 10-K, filed with the SEC, including the financial statements thereto, without the accompanying exhibits, by writing to: Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer. The Company’s 2013 Form 10-K is also available online at the Company’s website, www.farmerbros.com. A list of exhibits is included in the Company’s 2013 Form 10-K and exhibits are available from the Company upon the payment of the Company’s reasonable expenses in furnishing them.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on the Company’s review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, with respect to the fiscal year ended June 30, 2013, the Reporting Persons met all applicable Section 16(a) filing requirements.
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the Company’s 2014 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2014 proxy statement, stockholder proposals must be received by the Company at its principal executive offices no later than June 30, 2014, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to the Company’s By-Laws
The Company’s By-Laws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2014 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 7, 2014, and no later than September 6, 2014, and must comply with the other provisions of the Company’s By-Laws summarized below; provided, however, that in the event that the 2014 Annual Meeting is called for a date that is not within thirty (30) days of the anniversary date of the 2013 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2014 Annual Meeting was mailed or such public disclosure of the date of the 2014 Annual Meeting was made, whichever first occurs.

The By-Laws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must be provided within the time frames described above and set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
You may write to the Secretary of the Company at the Company’s principal executive offices, 20333 South Normandie Avenue, Torrance, California 90502, to deliver the notices discussed above and for a copy of the relevant provisions of the Company’s By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer, or contact the Company’s Chief Financial Officer by telephone at (310) 787-5200, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.
Forward-Looking Statements
Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this Proxy Statement and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the relative effectiveness of compensation-based employee incentives in causing improvements in  Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the effect of the capital markets as well as other external factors on stockholder value fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described in Item 1A of our 2013 Form 10-K, and other factors described from time to time in our filings with the SEC.

By Order of the Board of Directors
October 28, 2013	TERI L. WITTEMAN Secretary

APPENDIX A

FARMER BROS. CO.
AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE
The purpose of this Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) is to promote the success and enhance the stockholder value of Farmer Bros. Co., a Delaware corporation (the “Company”), by linking the personal interests of the members of the Board and Employees to those of Company stockholders and by providing such individuals with an incentive for performance to generate returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1.
2.    “Award” means a performance-based Option, a Qualified Performance Based Award, a Restricted Stock award, another cash-based award or other incentive payable in cash granted to a Participant pursuant to the Plan.
2.3    “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cause,” unless otherwise defined in an employment or services agreement between the Participant and the Company or any Parent or Subsidiary, means a Participant’s dishonesty, fraud, gross or willful misconduct against the Company or any Parent or Subsidiary, unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, or conviction of, or plea of nolo contendre to, a crime punishable by law (except misdemeanor violations), in each case as determined by the Administrator, and its determination shall be conclusive and binding.
2.6    “Change in Control” means and includes each of the following:
(a)    an acquisition by any Person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) of “beneficial ownership” (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of the shares of Stock then outstanding (the “Company Shares Outstanding”) or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the “Company Voting Securities Outstanding”), if such acquisition of beneficial ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of the Company Shares Outstanding or fifty percent (50%) or more of the combined voting power of the Company Voting Securities Outstanding; excluding, however, any such acquisition by a trustee or other fiduciary holding such shares under one or more employee benefit plans maintained by the Company or any of its Subsidiaries; or

(b)    the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (in each case referred to in this Section 2.6 as a “Corporate Transaction”), other than a Corporate Transaction that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof (“Successor Entity”) immediately after such Corporate Transaction; provided, however, if the consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the Change in Control shall not occur until the obtaining of such consent (either explicitly or implicitly); or
(c)    a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.6 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.
2.8    “Committee” means the committee of the Board described in Article 11.
2.9    “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.
2.10    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.
2.11    “Effective Date” shall mean December __, 2013.
2.12    “Eligible Individual” means any person who is a member of the Board or an Employee, as determined by the Administrator.
2.13    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.15    “Expiration Date” has the meaning set forth in Section 12.3.
2.16    “Fair Market Value” means, as of any date, the value of Stock determined as follows:
(a)    If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
2.17    “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
2.18    “Independent Director” means a member of the Board who is not an Employee.
2.19    “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.
2.20    “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.
2.21    “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods with specified Performance Goals. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.22    “Parent” means any “parent corporation” as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.
2.23    “Participant” means any Eligible Individual who, as a member of the Board or an Employee, has been granted an Award pursuant to the Plan.
2.24    “Performance Criteria” means the criteria, either individually, alternatively or in any combination, that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) net sales or revenue; (ii) net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or (iii) cash flow (including, but not limited to, operating cash flow and free cash flow), either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Administrator in the Award. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.25    “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.26    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.27    “Plan” means this Farmer Bros. Co. 2007 Long-Term Incentive Plan, as it may be further amended from time to time.

2.28    “Qualified Performance-Based Award” means an Award granted to selected Covered Employees (including, potentially, pursuant to Article 6), but which is subject to the terms and conditions set forth in Article 7.
2.29    “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.30    “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.31    “Securities Act” means the Securities Act of 1933, as amended from time to time.
2.32    “Section 409A Award” has the meaning set forth in Section 8.1.
2.33    “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 10.
2.34    “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
2.35    “Successor Entity” has the meaning set forth in Section 2.6.
2.36    “Termination of Directorship” shall mean the time when a Participant who is an Independent Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
2.37    “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Parent or Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Parent or Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares
(a)    Subject to Article 10 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 1,375,000 shares.
(b)    Shares of Stock covered by an Award shall be counted as used at the time the Award is granted to a Participant.  If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition to the shares of Stock that are actually issued to a Participant, the following items shall be counted against the total number of shares available for issuance under the Plan: (i) shares of Stock subject to an Award that are not delivered to a Participant because the Award is exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”); (ii) shares of Stock subject to an Award that are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Restricted Stock Award or other Award; and (iii) shares that are tendered to the Company (either by actual delivery or attestation) to pay the exercise price of any Option. The following items shall not be counted against the total number of shares available for issuance under the Plan: (A) the payment in cash of dividends; and (B) any Award that is settled in cash rather than by issuance of Stock. All shares issued under the Plan may be either authorized and unissued shares, issued shares reacquired by the Company, shares purchased by the Company on the open market, or shares held in trust for issuance under the Plan.
(c)    The Administrator shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(d)    Notwithstanding the provisions of this Section 3.1, (i) no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code; and (ii) the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 3.1(a), subject to adjustment as provided in Article 10; and provided, further, that for purposes of Section 3.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.
3.2    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.
3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 10, the maximum number of shares of Stock with respect to one or more Awards settled in Stock that may be granted to any one Participant during any calendar year shall be 75,000 (or, if settled in cash, shall be limited to the Fair Market Value of 75,000 shares of Stock).
ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1    Eligibility. Persons eligible to participate in this Plan include Employees and members of the Board, as determined by the Administrator.
4.2    Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.
ARTICLE 5
PERFORMANCE STOCK OPTIONS
5.1    General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a)    Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share of the Stock on the date of grant.
(b)    Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised; provided that in no event shall Options vest and be fully exercisable at any time earlier than one year from the grant date except as may be specifically provided as a result of an acceleration upon a Change in Control, Termination of Employment, Termination of Directorship, or other event providing for accelerated vesting. The Administrator may extend the term of any outstanding Option (but not beyond seven (7) years from the date of grant) in connection with any Termination of Employment or Termination of Directorship of the Participant holding such Option, or amend any other term or condition of such Option relating to such a Termination of Employment or Termination of Directorship.

(c)    Payment. The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of cash, by directing the Company to withhold such number of shares of Stock otherwise issuable in connection with the exercise of the Option having an aggregate Fair Market Value equal to the exercise price, shares of Stock, or other property acceptable to the Administrator and payment through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company, in any method which would violate Section 13(k) of the Exchange Act.
(d)    Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.
(e)    Performance. All Options issued to Participants who are Employees shall include Performance Criteria or Performance Goals and the vesting of such Options shall be subject to the satisfaction of one or more Performance Goals, in the manner determined by the Administrator; provided, however, that Options issued to Participants who are Employees in connection with the commencement of employment as an executive with the Company shall not be required to be subject to Performance Criteria or Performance Goals.
(f)    Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment or Termination of Directorship prior to vesting, Options that are at that time subject to restrictions shall be forfeited under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Options will be waived in whole or in part in the event of a Participant’s Termination of Employment or Termination of Directorship under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Options.
5.2    Incentive Stock Options. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2 in addition to the requirements of Section 5.1:
(a)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of the grant and the Option is exercisable for no more than five years from the date of grant.
(b)    Transfer Restriction. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution.
(c)    Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(d)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
ARTICLE 6
RESTRICTED STOCK AWARDS

6.1    Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator; provided, however, that the Administrator shall not make Awards of Restricted Stock to any Participant who is an Employee except in connection with the commencement of employment as an executive with the Company. All Awards of Restricted Stock shall be evidenced by an Award Agreement.  In no event shall an Award of Restricted Stock (or any portion of an Award of Restricted Stock) payable in shares vest sooner than one year after the date of grant or, in the case of Employee Participants, no sooner than three years after the date of grant.  Notwithstanding the foregoing, the Administrator may accelerate vesting of any Award in the event of a Participant’s Termination of Employment, Termination of Directorship, or a Change in Control.
6.2    Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances or installments or otherwise as the Administrator determines at the time of the grant of the Award or thereafter. Alternatively, these restrictions may lapse pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Award or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. In addition, the value of a Restricted Stock Award granted to any member of the Board (other than any member of the Board that is an Employee) shall be limited to an amount no more than $30,000 annually for such member of the Board.
6.3    Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon a Participant’s Termination of Employment or Termination of Directorship during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Employment or Termination of Directorship under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.
ARTICLE 7
QUALIFIED PERFORMANCE-BASED COMPENSATION
7.1    Purpose. The purpose of this Article 7 is to provide the Administrator the ability to qualify Awards (including those granted pursuant to Article 6) as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Qualified Performance-Based Award to a Covered Employee, the provisions of this Article 7 shall control over any contrary provision contained in Articles 5 or 6; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 7.
7.2    Applicability. This Article 7 shall apply only to those Covered Employees selected by the Administrator to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
7.3    Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.
7.4    Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
7.5    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder  that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 8
COMPLIANCE WITH SECTION 409A OF THE CODE
8.1    Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 8, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 8.
8.2    Distributions under a Section 409A Award.
(a)    Subject to subsection (b), any shares of Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:
(i)    the Participant’s separation from service, as determined by the Secretary of the Treasury;
(ii)    the date the Participant becomes disabled;
(iii)    the Participant’s death;
(iv)    a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation;
(v)    to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Parent or Subsidiary; or
(vi)    the occurrence of an unforeseeable emergency with respect to the Participant.
(b)    In the case of a Participant who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this subsection (b), a Participant shall be a “specified employee” if such Participant is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.
(c)    The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
(d)    For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.
8.3    Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.
8.4    Elections under Section 409A Awards
(a)    Any deferral election provided under or with respect to an Award to any Eligible Individual, or to the Participant holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in the Treasury Regulations.
(i)    In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.
(ii)    In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.
(b)    In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in a distribution or payment of any shares of Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:
(i)    such subsequent election may not take effect until at least twelve months after the date on which the election is made,
(ii)    in the case such subsequent election relates to a distribution or payment not described in Section 8.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and
(iii)    in the case such subsequent election relates to a distribution or payment described in Section 8.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 8.2(a)(iv).
8.5    Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.
ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS
9.1    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
9.2    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of the Participant’s Termination of Employment or Termination of Directorship, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  The provisions governing Awards need not be the same with respect to each recipient.
9.3    Limits on Transfer
(a)    Except as otherwise provided by the Administrator pursuant to Section 9.3(b), no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. Except as otherwise provided by the Administrator pursuant to Section 9.3(b), no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.
(b)    Notwithstanding Section 9.3(a), the Administrator, in its sole discretion, may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 9.3(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator.
9.4    Beneficiaries. Notwithstanding Section 9.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.
9.5    Stock Certificates; Book-Entry Procedures
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of

Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(b)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
9.6    Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 10
CHANGES IN CAPITAL STRUCTURE
10.1    Adjustments
(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3, provided that any adjustment of the limitations in Section 3.1 shall be subject to the fourth sentence of Section 3.1); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant, exercise or purchase price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)    In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised or become payable after such event.
10.2    Acceleration Upon a Change in Control. Notwithstanding Section 10.1(b), and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such Change in Control. Subject to the foregoing, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.
10.3    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
ARTICLE 11
ADMINISTRATION
11.1    Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (the “Committee”), which Committee shall consist solely of three or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors, and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board, and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 11.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
11.2    Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:
(a)    Designate Participants to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Participant;
(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, Performance Criteria and Performance Goals associated with the Award, vesting, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Qualified Performance-Based Awards;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;
(j)    determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; and
(k)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 12
EFFECTIVE AND EXPIRATION DATES
12.1    Effective Date. The Plan will be effective as of the Effective Date.
12.2    Approval of Plan by Stockholders. The Plan has been previously approved by the Company’s stockholders when originally submitted. If the Board determines that Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan, as amended and restated to include the Performance Criteria.
12.3    Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, August 23, 2017 (the “Expiration Date”). Any Awards that are outstanding on August 23, 2017 shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13
AMENDMENT, MODIFICATION, AND TERMINATION
13.1    Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 10). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 10, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.
13.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 14
GENERAL PROVISIONS
14.1    No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, and other persons uniformly.
14.2    No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
14.3    Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may, in its discretion and in satisfaction of the foregoing requirement: (i) allow a Participant to elect to have the Company or a Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld; or (ii) allow a Participant to use cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares of Stock (or certain of such shares of Stock) subject to the Award to pay the withholding taxes. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
14.4    No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.
14.5    Unfunded Status of Awards. The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.
14.6    Indemnification. To the extent allowable pursuant to applicable law, the Administrator (and each member thereof) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
14.7    Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
14.8    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
14.9    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
14.10    Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
14.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
14.12    Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
14.13    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

FARMER BROS. CO.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 5, 2013
10:00 a.m.
FARMER BROS. CO.
PRINCIPAL EXECUTIVE OFFICES
20333 South Normandie Avenue
Torrance, CA 90502
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2013
The Company’s Proxy Statement and 2013 Annual Report on Form 10-K are available at:
http://proxy.farmerbros.com.

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502	Proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 5, 2013.
The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 28, 2013, and hereby constitutes and appoints Michael H. Keown and Mark J. Nelson or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502, at 10:00 a.m., Pacific Standard Time and at any continuation, postponement or adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

See reverse for voting instructions.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark Box to the right and Indicate changes below: ☐

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors recommends a vote “FOR” the director nominees listed below.

1.	To elect three Class I directors for a three-year term expiring at the 2016 Annual Meeting of Stockholders:	1	Michael H. Keown	☐	Vote FOR	☐	Vote WITHHELD
		2	Charles F. Marcy		all nominees		from all nominees
		3	Christopher P. Mottern		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

˜  Please fold here – Do not separate  ˜
The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.

2.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	For	☐	Against	☐	Abstain

3.	Advisory vote on executive compensation.	☐	For	☐	Against	☐	Abstain

4.	Approval of the proposed Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, and FOR Proposals 2, 3 and 4, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. In addition, no stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board of Directors, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors.
If you plan to attend the Annual Meeting in person, you can obtain directions to the Company’s principal executive offices at http://proxy.farmerbros.com.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.